Exhibit 10.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

LEASE AGREEMENT BETWEEN

TENNYSON CAMPUS OWNER, LP,

AS LANDLORD, AND

DIRTT ENVIRONMENTAL SOLUTIONS, INC.

AS TENANT

DATED MARCH 4, 2020

6105 TENNYSON PARKWAY – SOUTH BUILDING

PLANO, TX 75024

6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

BASIC LEASE INFORMATION

Lease Date:	March 4, 2020

Landlord:	TENNYSON CAMPUS OWNER, LP, a Delaware limited partnership

Tenant:	DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation

Premises:	Suite No. 100, containing [***] rentable square feet, in the building commonly known as The Tennyson – South Building (the “Building”), and whose street address is 6105 Tennyson Parkway – South Building, Plano, TX 75024. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operations thereof.

Term:	89 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 89th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	The earlier of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, or (b) September 1, 2020, as the same may be extended for each Landlord Delay Day.

Basic Rent:	Subject to the abatement of Basic Rent provided below, Basic Rent shall be the following amounts for the following periods of time:

	Lease Months	Annual Basic Rent Rate Per Rentable Square Foot in the Premises	Monthly Basic Rent
	1 – 17	$[***]	$[***]
	18 – 29	$[***]	$[***]
	30 – 41	$[***]	$[***]
	42 – 53	$[***]	$[***]
	54 – 65	$[***]	$[***]
	66 – 77	$[***]	$[***]
	78 – 89	$[***]	$[***]

Basic Rent shall be abated during the first five (5) months of the Term, e.g., if the Commencement Date is June 15, 2020, Basic Rent shall be abated through November 14, 2020. Commencing with the first day after the end of the abatement period referred to above, Tenant shall make Basic Rent payments for any remaining partial calendar month and on the first day of the first full calendar month thereafter shall make Basic Rent payments as otherwise provided in this Lease. Notwithstanding such abatement of Basic Rent (a) all other sums due under this Lease, including Additional Rent, after-hours HVAC charges, etc., shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor.

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Security Deposit:	$[***]

Additional Rent:	Tenant’s Proportionate Share of Operating Costs and Taxes.

i	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office and product showroom use in compliance with Section 9 of the Lease.

Tenant’s Proportionate Share:	[***]%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the [***] rentable square feet in the Project. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Project set forth above is conclusive and shall be binding upon them.

Building Hours:	Between 7:00 a.m. and 6:00 p.m. on weekdays and between 7:00 a.m. and 1:00 p.m. on Saturdays (in each case other than holidays).

Tenant’s Address:	Prior to Commencement Date:	Following Commencement Date:
	c/o DIRTT Environmental Solutions Ltd.	c/o DIRTT Environmental Solutions Ltd.
	7303 30th Street SE	6105 Tennyson Parkway – South Building, Suite 100
	Calgary, Alberta	Plano, TX 75024
	Canada T2C 1N6	Attention: [To be determined pursuant to Exhibit E hereto.]
Attention: Michelle Mouly

Landlord’s Address:	For all Notices:	With a copy to:

	Tennyson Campus Owner, LP c/o Spear Street Capital, LLC One Market Plaza Spear Tower, Suite 4125 San Francisco, CA 94105 Attention: Rajiv S. Patel	Tennyson Campus Owner, LP c/o Spear Street Capital, LLC One Market Plaza Spear Tower, Suite 4125 San Francisco, CA 94105 Attention: Asset Manager—The Tennyson
Wiring Instructions: Payee: Wells Fargo Bank, NA Bank Address: 420 Montgomery Street San Francisco, CA 94104 ABA Routing #: 121000248 For Account: Tennyson Campus Owner, LP Account #: 4009071580

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

ii	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

iii	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

13.	RULES AND REGULATIONS		17

14.	CONDEMNATION		18
	14.1	Total Taking	18
	14.2	Partial Taking—Tenant’s Rights	18
	14.3	Partial Taking—Landlord’s Rights	18
	14.4	Award	18

15.	FIRE OR OTHER CASUALTY		18
	15.1	Repair Estimate	18
	15.2	Tenant’s Rights	18
	15.3	Landlord’s Rights	18
	15.4	Repair Obligation	18
	15.5	Abatement of Rent	19
	15.6	Waiver of Statutory Provisions	19

16.	PERSONAL PROPERTY TAXES		19

17.	EVENTS OF DEFAULT		19
	17.1	Payment Default	19
	17.2	Prohibited Payments	19
	17.3	Abandonment	19
	17.4	Estoppel; Subordination; Financial Reports	19
	17.5	Insurance	19
	17.6	Mechanic’s Liens	20
	17.7	Unpermitted Transfer	20
	17.8	Other Defaults	20
	17.9	Insolvency	20

18.	REMEDIES		20
	18.1	Termination of Lease	20
	18.2	Termination of Possession	20
	18.3	Perform Acts on Behalf of Tenant	21
	18.4	Suspension of Above-Building Standard Services	21
	18.5	Alteration of Locks	21

19.	PAYMENT BY TENANT; NON-WAIVER; CUMULATIVE REMEDIES; MITIGATION OF DAMAGE		21
	19.1	Payment by Tenant	21
	19.2	No Waiver	21
	19.3	Cumulative Remedies	21
	19.4	Mitigation of Damage	21

20.	LANDLORD’S LIEN		22

21.	SURRENDER OF PREMISES		22

22.	HOLDING OVER		23

23.	CERTAIN RIGHTS RESERVED BY LANDLORD		23
	23.1	Building Operations	23
	23.2	Security	23
	23.3	Prospective Purchasers and Lenders	23
	23.4	Prospective Tenants	23

24.	SUBSTITUTION SPACE		23

25.	MISCELLANEOUS		24
	25.1	Landlord Transfer	24
	25.2	Landlord’s Liability	24

iv	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

	25.3	Force Majeure	24
	25.4	Brokerage	24
	25.5	Estoppel Certificates	24
	25.6	Notices	24
	25.7	Separability	25
	25.8	Amendments; Binding Effect; No Electronic Records	25
	25.9	Counterparts	25
	25.10	Quiet Enjoyment	25
	25.11	No Merger	25
	25.12	No Offer	25
	25.13	Entire Agreement; Arms’-Length Negotiation; No Reliance	25
	25.14	Waiver of Jury Trial	25
	25.15	Governing Law; Jurisdiction	26
	25.16	Recording	26
	25.17	Water or Mold Notification	26
	25.18	Joint and Several Liability	26
	25.19	Financial Reports	26
	25.20	Landlord’s Fees	26
	25.21	Telecommunications	27
	25.22	Confidentiality	27
	25.23	Authority	27
	25.24	Hazardous Materials	27
	25.25	List of Exhibits	28
	25.26	Determination of Charges	28
	25.27	Prohibited Persons and Transactions	28
	25.28	Waiver of Consumer Rights	28
	25.29	UBTI and REIT Qualification	28
	25.30	Sustainability	28
	25.31	No Construction Contract	29
	25.32	Abated Rent Buy-Out	29

26.	OTHER PROVISIONS		29
	26.1	Guaranty	29
	26.2	Monument Signage	29
	26.3	First Floor Restrooms	29

v	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

LIST OF DEFINED TERMS

Additional Rent	ii
Affiliate	1
Approval Criteria	D-2
Architect	D-1
Basic Lease Information	1
Basic Rent	i
Building	i
Building Hours	ii
Building’s Structure	1
Building’s Systems	1
Cannabis	10
Cap Base Year	4
Casualty	17
Code	27
Collateral	20
Commencement Date	i
Completed Application for Payment	D-4
Construction Allowance	D-4
Controllable Operating Costs	4
Corporate Debt Rating	12
Corporate Debt Rating Requirement	12
Damage Notice	17
Default Rate	5
Designated Refusal Space	I-1
Disabilities Acts	10
Estimated Delivery Date	1
Event of Default	18
Excess Amount	D-3
First Floor Restrooms	29
GAAP	12
Hazardous Materials	26
HVAC	6
Improvements	21
including	1
Land	i
Landlord	i
Landlord Delay Day	D-3
Landlord Insured Parties	14
Landlord’s Mortgagee	15
Law	1
Laws	1
Lease	1
Lease Date	i
Lease Month	i
Loss	15
Moody’s	12
Mortgage	15
Moving Costs	D-4

Page No.

OFAC	27
Operating Costs	2
Parking Area	G-1
Permitted Transfer	12
Permitted Transferee	12
Permitted Use	ii
Premises	i
Prevailing Rental Rate	H-1
Primary Lease	15
Prime Rate	19
Project	i
Punchlist Items	E-1
Reconciliation Statement	3
Refusal Notice	I-1
Refusal Space	I-1
Regulations	27
related complex	3
Release	26
Rent	ii
Repair Period	17
S&P	12
Security Deposit	ii
Sign Panel	29
Space Plans	D-1
Space Plans Delivery Deadline	D-1
Substantial Completion	D-3
Substantially Completed	D-3
Substitute Tenant	20
Taking	16
Tangible Net Worth	12
Tangible Net Worth/Credit Threshold	12
Taxes	3
Telecommunications Services	25
Tenant	i
Tenant Party	1
Tenant’s Off-Premises Equipment	1
Tenant’s Proportionate Share	ii
Term	i
Test-Fit Allowance	D-4
Total Construction Costs	D-3
Transfer	10
trash	28
UCC	21
Visible Premises	8
Work	D-2
Working Drawings	D-2
Working Drawings Delivery Deadline	D-1

vi	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

LEASE

This Lease Agreement (this “Lease”) is entered into as of the Lease Date between Landlord and Tenant (as each such term is defined in the Basic Lease Information).

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s roof and roof membrane, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, structural columns and beams, and curtain walls; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, mechanical and elevator systems, in each case which were not constructed by any Tenant Party; “including” means including, without limitation; “Laws” means all federal, state and local laws, ordinances, building codes and standards, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project or the related complex (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through or under Tenant; any subtenants claiming by, through or under Tenant; and any of their respective agents, contractors, officers, employees, licensees, guests and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

3. Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about two business days after the latest to occur of the following: (a) Tenant’s full execution and delivery of this Lease to Landlord, (b) approval of the Working Drawings, and (c) Tenant’s delivery to Landlord of evidence of the insurance required in Section 11.1 below (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (1) the validity of this Lease shall not be affected or impaired thereby, (2) Landlord shall not be in default hereunder or be liable for damages therefor, and (3) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, if the Premises are not tendered to Tenant by the Liquidated Damages Date, Tenant may offset from its Basic Rent obligations first accruing following the Commencement Date, liquidated damages equal to one day of Basic Rent per day for each day thereafter and ending on the day Landlord tenders possession of the Premises. The abatement rights afforded to Tenant under this Section 3 shall be Tenant’s sole remedy for Landlord’s failure to tender possession of the Premises by the Estimated Delivery Date. As used herein, “Liquidated Damages Date” means thirty (30) days after the Estimated Delivery Date, plus the number of Tenant Delay Days and the number of Force Majeure Delay Days. As used herein, “Tenant Delay Days” means each day of delay in the performance of the Work which is directly attributable to the affirmative acts or willful refusal to reasonably cooperate of Tenant or the employees, agents or contractors of Tenant, and “Force Majeure Delay Days” means each day of delay in the performance of the Work that occurs for the reasons specified in Section 25.3 of this Lease. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (A) the Commencement Date and the expiration date of the initial Term, (B) that Tenant has accepted the Premises, and (C) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter that are the responsibility of Landlord pursuant to the express terms and conditions of this Lease); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Entry into the Premises by any Tenant Party prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent and before Tenant may occupy the Premises to conduct business therein, Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy from the appropriate governmental authority for the Premises.

1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

4. Rent.

4.1 Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association, or, at Tenant’s election, by electronic or wire transfer, at Landlord’s address provided for in this Lease or such other address as may be specified in writing by Landlord, and shall be accompanied by all applicable state and local sales or use taxes; provided, that following any Event of Default, Landlord shall be permitted to require alternative methods of payment, in Landlord’s sole discretion. The obligations of Tenant to pay Rent to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent (with respect to the first full calendar month of the Term for which Basic Rent is due and payable without abatement) is due upon execution of this Lease by Tenant; thereafter, Basic Rent shall be payable on the first day of each calendar month. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and such Basic Rent payment is due upon execution of this Lease by Tenant; however, if the Commencement Date is not a fixed date that is ascertainable as of the Lease Date, then such Basic Rent payment for any fractional calendar month at the beginning of the Term shall be due by Tenant on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay to Landlord monthly installments of Additional Rent and any parking rent payable pursuant to Exhibit G in advance on the first day of each calendar month and otherwise on the same terms and conditions described above with respect to Basic Rent. Unless a shorter time period is specified in this Lease, all payments of miscellaneous Rent charges hereunder (that is, all Rent other than Basic Rent and Additional Rent) shall be due and payable within 30 days following Landlord’s delivery to Tenant of an invoice therefor.

4.2 Additional Rent.

4.2.1 Operating Costs. Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Costs. Landlord may make a good faith estimate of Operating Costs to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term after the Base Year, Tenant shall pay to Landlord, in advance on the first day of each calendar month, an amount equal to Tenant’s estimated Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

4.2.2 Operating Costs Defined. The term “Operating Costs” means all costs, expenses, disbursements, and amounts of every kind and nature (subject to the limitations set forth below) that Landlord pays or accrues in connection with the ownership, management, operation, maintenance, security, repair, replacement, renovation, restoration or operation of the Building, the Project, or any portion thereof, or performing Landlord’s obligations under this Lease, in each case, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees at or below the grade of general manager engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of general manager who perform a portion of their services in connection with the operation, maintenance or security of the Project including accounting personnel), including taxes, insurance and benefits relating thereto; (b) all supplies, materials and computer software licenses used in the operation, maintenance, repair, replacement, and security of the Project; (c) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using an interest rate equal to the Prime Rate plus two percent (2.00%) per annum over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority, or any amendment to or any interpretation hereafter rendered

2	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

with respect to any existing Law that have the effect of changing the legal requirements applicable to the Project from those currently in effect, or that relate to the safety or security of the Project, to maintain the Project in good order or condition, in each case amortized using an interest rate equal to the Prime Rate plus two percent (2.00%) per annum over the lesser of seven years or the useful economic life of such improvements as determined by Landlord in its reasonable discretion, or to repair, maintain and replace any equipment in the amenities, the cost of which shall be included in Operating Costs the year in which such costs are incurred; (d) cost of all utilities, other than the cost of any metered or submetered utilities paid separately by other tenants; (e) insurance expenses, including the cost of any deductibles; (f) repairs, replacements, and general maintenance of the Project; (g) fair market rental and other costs with respect to the management office, and any amenities such as any common use fitness facility and/or conference center for the Project; and (h) service, maintenance and management contracts and fees (payable to Landlord, Landlord’s Affiliate or a third-party management company; provided that any costs paid to Landlord or Landlord’s Affiliate for management services shall exclude amounts paid in excess of the competitive rates for management services of comparable quality rendered by persons or entities of similar skill, competence and experience) for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, janitorial, security, landscape maintenance and elevator maintenance). The property management fee will be calculated assuming that all leasable space in the Project is leased to tenants paying full fair market value rent, as reasonably determined by Landlord (as contrasted with paying free rent, half rent and the like) without abatement, and will not exceed the greater of (i) five percent (5.00%) of gross revenues for the Project, as reasonably determined by Landlord, or (ii) $5,000.00 per month. Landlord shall have the right to allocate costs among different uses of space in the Project if Landlord reasonably determines the costs for operating, maintaining and repairing such different spaces differ from other spaces within the Project. If the Building is part of a multi-building complex (a “related complex”), Taxes and Operating Costs for the related complex may be prorated among the Building and the other buildings at the related complex, as reasonably determined by Landlord.

Operating Costs shall not include costs for (1) capital improvements made to the Project, other than capital improvements described in Section 4.2.2(c) and except for items which are generally considered maintenance and repair items, such as painting and wall covering of common areas, replacement of carpet or other floor coverings in elevator lobbies and common areas, and the like; (2) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (3) interest, amortization or other payments on loans to Landlord; (4) depreciation; (5) leasing commissions; (6) legal expenses for services, other than those that benefit the Project tenants generally (e.g., negotiation of vendor contracts); (7) renovating or otherwise improving space for specific occupants of the Project or vacant leasable space in the Project, other than costs for repairs, maintenance and compliance with Laws provided or made available to the Project tenants generally; (8) Taxes; and (9) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project.

4.2.3 Taxes; Taxes Defined. Tenant shall also pay Tenant’s Proportionate Share of Taxes. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments and charges [including assessments and charges from any applicable property owner’s association] under any restrictive covenant, declaration of covenants, restrictions and easements or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income. However, if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a tax directly on the rents or revenues received therefrom or a franchise tax, margin tax, assessment, or charge based, in whole or in part, upon such rents or revenues for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof. Notwithstanding anything to the contrary herein, Taxes shall include the Texas margin tax and/or any other business tax imposed under Texas Tax Code Chapter 171 and/or any successor statutory provision. Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to

3	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement as set forth in Sections 41.413 and 42.015 of the Texas Tax Code. Tenant shall have the right to request Landlord, by written notice to Landlord given not less than sixty (60) days before the last date for filing any necessary protest or petition or taking any other necessary action, to initiate and prosecute any proceeding for the purpose of reducing the assessed valuation of the Project for tax purposes if the appraised value of the Project increases by more than ten percent (10.00%) over the previous year’s appraised value; provided, however, that if Landlord reasonably determines that such protest may have adverse consequences, Landlord may elect not to pursue such protest. From time to time during any calendar year, Landlord may estimate or re-estimate the Taxes to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Taxes payable by Tenant shall be appropriately adjusted in accordance with the estimations.

4.2.4 Reconciliation Statement. By April 30 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 4.2.5, and of the Taxes for the previous year (the “Reconciliation Statement”). If Tenant’s estimated payments of Operating Costs or Taxes under this Section 4.2 for the year covered by the Reconciliation Statement exceed Tenant’s Proportionate Share of such items as indicated in the Reconciliation Statement, then Landlord shall credit or reimburse Tenant for such excess within 30 days after Landlord furnishes the Reconciliation Statement to Tenant; likewise, if Tenant’s estimated payments of Operating Costs or Taxes under this Section 4.2 for such year are less than Tenant’s Proportionate Share of such items as indicated in the Reconciliation Statement, then Tenant shall pay Landlord such deficiency within 30 days of invoice from Landlord.

4.2.5 Gross Up. With respect to any calendar year or partial calendar year in which the Project is not occupied to the extent of 100% of the rentable area thereof, or Landlord is not supplying comparable services to 100% of the rentable area thereof, the Operating Costs for such period which vary with the occupancy of the Project or level of service shall, for the purposes hereof, be increased to the amount which would have been incurred had the Project been occupied to the extent of 100% of the rentable area thereof and Landlord had been supplying comparable services to 100% of the rentable area thereof, and, for the purpose of calculating the property management fee, assuming that all leasable space is leased to tenants paying fair market value rent (as contrasted with paying free rent, half rent and the like).

4.2.6 Operating Costs Cap. For purposes of calculating Operating Costs under Section 4.2, the maximum increase in the amount of Controllable Operating Costs (defined below) that may be included in calculating such Operating Costs for each calendar year after the Cap Base Year (defined below) shall be limited to 5% per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable Operating Costs that may be included in the calculation of such Operating Costs for each calendar year after the Cap Base Year shall equal the product of the Cap Base Year Controllable Operating Costs and the following percentages for the following calendar years: 105% for the first calendar year following the Cap Base Year; 110.25% for the second calendar year following the Cap Base Year; 115.76% for the third calendar year following the Cap Base Year; 121.55% for the fourth calendar year following the Cap Base Year; etc. However, any increases in Operating Costs not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Term (subject to the foregoing limitation) to the extent necessary until fully recouped by Landlord. “Cap Base Year” means the first full calendar year following the Commencement Date; however, Controllable Operating Costs for the Cap Base Year only shall be increased to reflect Landlord’s commercially reasonable estimate of the maintenance and repair costs that would have been incurred in the absence of any warranties and adjusted to the amount that would have been incurred had the Project been fully occupied, and Landlord had been supplying services to the entirety of the Project, for the duration of such Cap Base Year. “Controllable Operating Costs” means all Operating Costs which are within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, snow removal costs and other weather-related costs (including landscape maintenance costs, such as those resulting from infestation, storms, drought and other severe weather), costs incurred to comply with governmental requirements, increased costs due to union or other collective bargaining negotiations, costs resulting from acts of force majeure, amortized costs of capital expenditures, and other costs beyond the reasonable control of Landlord.

4	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

4.2.7 Tenant’s Inspection Right. Provided no Event of Default then exists, after receiving an annual Reconciliation Statement and giving Landlord 30 days’ prior written notice thereof, Tenant may inspect or audit Landlord’s records relating to Additional Rent for the period of time covered by such Reconciliation Statement in accordance with the following provisions. If Tenant fails to object to the calculation of Additional Rent on an annual Reconciliation Statement within 60 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within 120 days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Additional Rent for the year in question and the calculation of Additional Rent set forth on such statement shall be final. Tenant’s audit or inspection shall be conducted where Landlord maintains its books and records, shall not unreasonably interfere with the conduct of Landlord’s business, and shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection unless the total Additional Rent for the period in question is determined to be overstated by more than 5% in the aggregate, and, as a result thereof, Tenant paid to Landlord more than the actual Additional Rent due for such period, in which case Landlord shall pay the audit cost (not to exceed $2,500). Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. Tenant or the accounting firm conducting such audit shall, at no charge to Landlord, submit its audit report in draft form to Landlord for Landlord’s review and comment before the final approved audit report is submitted to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. If such inspection or audit reveals that an error was made in the Additional Rent previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. Provided Landlord’s accounting for Additional Rent is consistent with the terms of this Lease, Landlord’s good faith judgment regarding the proper interpretation of this Lease and the proper accounting for Additional Rent shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (a) reasonably acceptable to Landlord (and any member of the “Big Four” accounting firms shall be deemed acceptable to Landlord), (b) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (c) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the period of time in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). Nothing in this Section 4.2.7 shall be construed to limit, suspend or abate Tenant’s obligation to pay Rent when due, including Additional Rent. Tenant hereby acknowledges that Tenant’s sole right to audit Landlord’s books and records and to contest the amount of Additional Rent payable by Tenant shall be as set forth in this Section 4.2.7, and Tenant hereby waives any and all other rights pursuant to applicable law to audit such books and records and/or to contest the amount of Additional Rent payable by Tenant. This provision shall survive the expiration or earlier termination of the Lease.

5. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of eight percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a late fee equal to the greater of (a) three percent (3.00%) of the delinquent payment, and (b) $250, to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful commercial rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-calendar month period that Tenant fails to make any payment of Additional Rent when due, until ten (10) days after Landlord delivers written notice of such delinquency to Tenant. Landlord and Tenant agree that the late fee referenced above represents a fair and reasonable estimate of the costs Landlord will incur by reason of Tenant’s delinquent payment.

6. Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages

5	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 60 days after the expiration of the Term and Tenant’s surrender of the Premises in compliance with the provisions of this Lease, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations. Notwithstanding the preceding sentence and to the extent permitted by applicable Law, Landlord may retain the Security Deposit until such time after the expiration of the Term that Landlord is able to reconcile and confirm all amounts payable by Tenant under this Lease have been paid in full by Tenant (e.g., Landlord cannot reconcile and confirm Tenant has paid Tenant’s Proportionate Share of Taxes for the calendar year in which the Term expires if Landlord has not received a Tax bill from all applicable taxing authorities at the time of such expiration). The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord shall, in Landlord’s sole discretion, either assign any unused balance of the Security Deposit to the transferee or provide a credit to the Transferee in an amount equal to any unused balance of the Security Deposit, whereupon Landlord shall have no further liability for the return of the Security Deposit. The rights and obligations of Landlord and Tenant under this Section 6 are subject to any other requirements and conditions imposed by Laws applicable to the Security Deposit.

7. Landlord’s Obligations.

7.1 Services. Landlord shall use commercially reasonable efforts to furnish to Tenant: (a) water at those points of supply provided for general use of tenants of the Building; (b) the equipment to provide heated and refrigerated air conditioning (“HVAC”) as appropriate, at such temperatures and in such amounts as are standard for comparable buildings with comparable densities and heat loads in the vicinity of the Building (not to exceed the current HVAC system’s capacity existing as of the Lease Date); (c) janitorial service to the Premises five days per week, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (d) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; (e) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord’s standard charge for such bulbs and tubes shall be paid by Tenant; and (f) electrical current during normal business hours for electrical energy consumption that does not exceed normal office usage. If Tenant desires janitorial service at other than normal service times, or HVAC service at other than Building Hours, then such services shall be supplied to Tenant upon the written request (or such other means as may be requested by Landlord, including, if applicable, request through an internet portal system) by Tenant delivered to Landlord through the Building’s work order system before 1:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord its then standard cost of such services (which shall not be included in Tenant’s Proportionate Share of Operating Costs) within 30 days after Landlord has delivered to Tenant an invoice therefor. However, with respect to HVAC services on Saturdays, in order to conserve energy and reduce Operating Costs, Tenant shall notify Landlord whether Tenant desires HVAC services to the Premises on Saturdays by 3:00 p.m. on the immediately preceding business day. If Tenant so notifies Landlord that Tenant desires such HVAC services on Saturday, Landlord shall provide such HVAC service during the Building’s standard hours on Saturday (as described above) at no additional separate charge to Tenant. If Tenant desires HVAC services on Saturdays in excess of the Building’s standard hours on Saturdays, then Landlord shall provide such services subject to the additional HVAC charges for such additional hours in excess of the Building’s standard hours. Tenant acknowledges that the cost components for providing after-hours HVAC service to the Premises are not separately metered; accordingly, Landlord’s determination of after-hours HVAC charges is an estimate of the costs incurred by Landlord in providing such after-hours HVAC service to Tenant. The costs charged to Tenant for such after-hours service shall include Landlord’s reasonable allocation of the costs for electricity, water, sewage, water treatment, labor, metering, filtering, equipment depreciation, wear and tear and maintenance to provide such service. Landlord’s reasonable estimate of 2020 after-hours charges for HVAC is $75.00 per hour per floor of the Building (with a two-hour minimum), plus any applicable sales or other taxes; however, Landlord and Tenant agree that such figure shall not be interpreted as the maximum amount which may be charged to Tenant for such services.

6	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

7.2 Excess Utility Use. Landlord shall not be required to furnish electrical power for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7.1, Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, provided the additional use of such feeders and risers caused by Tenant’s excess electrical requirements do not adversely affect Landlord’s ability to provide reasonable electrical service to the balance of the Building (as determined by Landlord in the exercise of its reasonable discretion); and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such utility consumption by any verifiable method, including installation of a separate meter or monitor in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring electricity in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring electricity in excess of the pro rata capacity available to the Premises as of the Lease Date unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, adversely affect Landlord’s ability to provide reasonable service to the balance of the Building, or interfere with or disturb other tenants of the Building. If Tenant (a) uses machines or equipment in the Premises or (b) operates within the Premises or any portion thereof (e.g., training rooms, conference rooms, computer rooms, server rooms, etc.) at a density, either of which (1) affects the temperature otherwise maintained by the air conditioning system or (2) otherwise overloads any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises (and any necessary electrical submetering equipment and wiring), and the cost thereof, including the cost of design, installation, operation, use, and maintenance, in each case plus an administrative fee of 10% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

7.3 Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it under Section 7.1 that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant is prevented from using, and does not use, the Premises because of the unavailability of any such service for a period of 10 consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such unavailability, the restoration of which is within Landlord’s reasonable control, and such unavailability was not caused by a Tenant Party, a governmental directive, or the failure of public utilities to furnish necessary services, then Tenant shall, as its exclusive remedies: (i) be entitled to a reasonable abatement of Basic Rent and Additional Rent for each consecutive day (after such 10-day period) that Tenant is so prevented from using the Premises; and (ii) if such unavailability of services is caused by a willful refusal of Landlord to provide such services, be entitled to seek specific performance of Landlord’s restoration obligations under this Section 7.3.

7.4 Repair and Maintenance by Landlord. Landlord shall maintain and repair the common areas of the Project, Building’s Structure, the core portions of the Building’s Systems, the parking areas and other exterior areas of the Project, including driveways, alleys, landscape and grounds of the Project and utility lines in a good condition, consistent with the operation of similar class office buildings in the market in which the Project is located, including maintenance, repair and replacement of the exterior of the Project (including painting), landscaping, sprinkler systems and any items normally associated with the foregoing. All costs in performing the work described in this Section shall be included in Operating Costs except to the extent excluded by Section 4.2. In no event shall Landlord be responsible for alterations to the Building’s Structure required by applicable Law because of Tenant’s use of the Premises or alterations or improvements to the Premises made by or for a Tenant Party (which alterations shall be made by Landlord at Tenant’s sole cost and expense and on the same terms and conditions as Landlord performed repairs as described in Section 8.2 below). Notwithstanding anything to the contrary contained herein, Landlord shall, in its commercially-reasonable discretion, determine whether, and to the extent, repairs or replacements are the appropriate remedial action.

7.5 Access. Subject to the Building rules and regulations attached as Exhibit C hereto and the other provisions of this Lease (including Section 9 hereof), Tenant will be provided access to the Premises 24 hours per day, seven days per week.

7	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

8. Improvements; Alterations; Repairs; Maintenance.

8.1 Improvements; Alterations. Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8.1. No alterations or physical additions in or to the Premises (including the installation of systems furniture or other equipment or personal property that affects or otherwise connects to the Building’s Systems) may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent in its sole discretion to any alteration or addition that would (a) adversely affect (which determination shall be made by Landlord in its commercially reasonable discretion) the Building’s Structure or the Building’s Systems (including the Project’s restrooms or mechanical rooms), or (b) affect (which determination shall be made by Landlord in its sole and absolute discretion) the (1) exterior appearance of the Project, (2) appearance of the Project’s common areas or elevator lobby areas, (3) quiet enjoyment of other tenants or occupants of the Project, or (4) provision of services to other occupants of the Project. In no event may any Tenant Party install any power or data poles or other vertical drop poles in the Premises. To the extent that Landlord grants Tenant the right to use areas within the Project, whether pursuant to the terms of this Lease or through plans and specifications subsequently approved by Landlord (and without implying that Landlord shall grant any such approvals), (A) in no event may Tenant use more than its Proportionate Share of the areas within the Building or utility or systems capacity made available by Landlord for general tenant usage for Tenant’s installations and operations in the Premises (including chilled water, electricity and other Building’s Systems, telecommunications room space, electrical room space, plenum space and riser space), and (B) Tenant shall comply with the provisions of this Section with respect to all such items, including Tenant’s Off- Premises Equipment. Tenant shall not paint or install decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other alterations, tenant improvements, or physical additions to the Premises which are exclusively interior, non-structural and cosmetic in nature, in each case provided that (i) the installation thereof does not require the issuance of any building permit or other governmental approval, or involve any core drilling or the configuration or location of any exterior or interior walls (other than the configuration or location of temporary interior modular office walls displayed for purposes of sale [“Temporary Walls”]) of the Building, and (ii) such alterations, additions and improvements will not affect (a) the Building’s Structure or the Building’s Systems, (b) the provision of services to other Building tenants, or (c) the appearance of the Building’s common areas (except for Tenant’s installation of Temporary Walls, provided, however, that if Landlord has any objection to the location of any Temporary Walls, Landlord may notify Tenant of such objection, Tenant shall promptly remove such Temporary Walls, and Tenant may relocate such Temporary Walls to another location on the Premises acceptable to Landlord in its reasonable discretion) or the exterior of the Building. All water heaters in the Premises must be tankless and must include automatic shut-off valves and water sensors. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. Landlord and Tenant hereby acknowledge and agree that all alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises (excluding Tenant’s removable trade fixtures, furniture or non-affixed office equipment), from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord (subject to the provisions of Section 21).

8.2 Repair and Maintenance by Tenant. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. If the Premises include, now or hereafter, one or more floors of the Building in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered to be a part of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises (excluding the core portion of the Building’s Systems, which shall be maintained by Landlord pursuant to Section 7.4) and Tenant’s Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises, including the branch lines of the plumbing, electrical and HVAC systems, including all duct work, and Tenant shall utilize all of the foregoing items in accordance with the applicable design specifications and capacities. Notwithstanding any other provision in this Lease to the

8	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

contrary, with respect to any portion of the Premises visible from any common area inside or outside of the Building (the “Visible Premises”), Tenant shall (a) maintain such Visible Premises, including the furniture, fixtures, equipment and improvements located therein in a neat and first-class condition throughout the Term and any extension thereof, (b) not use the Visible Premises for storage, (c) complete within the Visible Premises any requested cleaning within one business day after Landlord’s written request therefor, and (d) complete within the Visible Premises any requested repairs, alterations or changes within five business days after Landlord’s written request therefor. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Project caused by a Tenant Party. If (1) Tenant fails to commence to make such repairs or replacements within 15 days after the occurrence of such damage and thereafter diligently pursue the completion thereof (or, in the case of an emergency, such shorter period of time as is reasonable given the circumstances), or (2) notwithstanding such diligence, Tenant fails to complete such repairs or replacements within 30 days after the occurrence of such damage (or, in the case of an emergency, such shorter period of time as is reasonable given the circumstances), then Landlord may make the same at Tenant’s cost. If any such damage occurs outside of the Premises, or if such damage occurs inside the Premises but affects the Building’s Systems and/or Building’s Structure or any other area outside the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8, in each case plus an administrative fee of 10% of such cost, shall not be included in Operating Costs but instead shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

8.3 Performance of Work. Except for the Work (which is governed by the attached Work Letter), all work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord and only in accordance with plans and specifications approved by Landlord in writing. If Landlord elects, in its sole discretion, to supervise any work described in this Section 8, Tenant shall pay to Landlord a construction management fee equal to 3% of the cost of such work. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage listing the Landlord Insured Parties (defined below) as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work in excess of $50,000 or supplying materials in excess of $25,000 prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems) and shall use materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building, and in such manner as to cause a minimum of disruption to the other occupants of the Project and interference with other construction in progress and with the transaction of business in the Project and the related complex. Landlord may designate reasonable rules, regulations and procedures for the performance of all such work in the Building (including insurance requirements for contractors) and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when such work may be performed. All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Project’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce or otherwise adversely affect the warranty on the roof. Upon completion of any work described in this Section 8, Tenant shall furnish Landlord with accurate reproducible “as-built” CADD files (or a comparable format subject to Landlord’s prior written approval) of the improvements as constructed.

8.4 Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s or construction liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final unconditional lien waivers from all contractors, subcontractors and materialmen who performed such work in excess of $5,000 in a form approved by Landlord. If such a lien is filed, then Tenant shall, within thirty (30) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (a) pay the amount of the lien and cause the lien to be released of record, or (b) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their

9	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships) and that Tenant is not authorized to act as Landlord’s common law agent or construction agent in connection with any work performed in the Premises. Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the Lease Date until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

9. Use. Tenant shall occupy and use the Premises only for the Permitted Use and for no other use or purpose and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. The population density within all or any portion of the Premises shall at no time exceed one person for each 175 rentable square feet in the Premises; however, such population density may from time to time exceed such number on a temporary basis for meetings, conferences and other events of a temporary nature. Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after Building Hours, so long as Tenant is not generally conducting business from the Premises after Building Hours. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, including restrooms located in such common areas, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work (including the Work), made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Project or its contents. Tenant shall not use any substantial portion of the Premises for a “call center,” any other telemarketing use, any credit processing use or any co-working use (i.e., a shared office environment for persons who are self- employed or working for different employers). Tenant acknowledges and agrees that Tenant’s use of the Premises shall not include, and neither the Premises nor any portion of the Project shall be used for, the use, growing, producing, processing, storing (short- or long-term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances (collectively, “Cannabis”), or any uses related to the same, nor shall Tenant permit, allow or suffer, any Tenant Party to bring any Cannabis onto the Premises or any portion of the Project. Furthermore, the Premises may not be used in any manner that would violate any exclusive use covenant or use restriction then in effect for the benefit of any tenant or occupant of the Project or violate any restrictive covenants or other covenants and restrictions then affecting the Project. If, because of a Tenant Party’s acts or omissions or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts or omissions shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Project.

10. Assignment and Subletting.

10.1 Transfers. Except as provided in Section 10.8 and Section 10.9, Tenant shall not, without the prior written consent of Landlord, (a) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (b) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (c) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current direct or indirect

10	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

control of Tenant, (d) sublet any portion of the Premises, (e) grant any license, concession, or other right of occupancy of any portion of the Premises, (f) permit the use of the Premises by any parties other than Tenant, or (g) sell or otherwise transfer, in one or more transactions, a majority of Tenant’s assets (any of the events listed in Section 10.1(a) through 10.1(g) being a “Transfer”).

10.2 Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment of Tenant’s entire interest in this Lease or subletting of the Premises, provided that the proposed transferee (a) is creditworthy, (b) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing, telemarketing, and co-working) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or any related complex, (c) will not use the Premises, Building or Project in a manner that would materially increase Operating Costs or the pedestrian or vehicular traffic to the Premises, Building or Project, (d) is not a governmental or quasi-governmental entity, or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity, (e) is not another occupant of the Project or any related complex or an Affiliate of such occupant, (f) is not currently and has not in the past been involved in litigation with Landlord or any of its Affiliates, (g) meets Landlord’s reasonable standards for tenants of the Project and any related complex and is otherwise compatible with the character of the occupancy of the Project and any related complex, and (h) is not a person or entity with whom Landlord is then, or has been within the nine-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Project or any related complex or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists. Any Transfer made while an Event of Default exists hereunder, irrespective whether Landlord’s consent is required hereunder with respect to the Transfer, shall be voidable by Landlord in Landlord’s sole discretion. In agreeing to act reasonably, Landlord is agreeing to act in a manner consistent with the standards followed by large institutional owners of commercial real estate and Landlord is permitted to consider the financial terms of the Transfer and the impact of the Transfer on Landlord’s own leasing efforts and the value of the Project. Landlord may condition its consent to a Transfer on an increase in the Security Deposit or receipt of a guaranty from a suitable party. Landlord shall not be required to act reasonably in considering any request to pledge or encumber this Lease or any interest therein.

10.3 Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees and other expenses incurred in connection with considering any request for consent to a Transfer (whether or not consent is granted) and in documenting (and negotiating the terms of) Landlord’s consent (which shall not exceed $2,500 for consents to subleases provided Landlord’s standard consent to sublease form is used without material modification or negotiation). If Landlord does not consent to a Transfer, Tenant’s sole remedy against Landlord will be an action for specific performance or declaratory relief, and Tenant may not terminate this Lease or seek monetary damages.

10.4 Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement on Landlord’s consent form whereby it expressly assumes Tenant’s obligations hereunder (among other terms and conditions reasonably required by Landlord in connection with providing its consent); however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers and no subtenant of any portion of the Premises shall be permitted to further sublease any portion of its subleased space. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

11	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

10.5 Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (a) liable for any previous act or omission of Tenant under such sublease, (b) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (c) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (d) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (e) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10.5. The provisions of this Section 10.5 shall be self-operative, and no further instrument shall be required to give effect to this provision.

10.6 Cancellation. Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment or to a subletting of all or substantially all of the Premises (or a sublease of a portion of the Premises which, when aggregated with other subleases then in effect, covers fifty percent (50%) or more of the Premises), cancel this Lease as of the date the proposed Transfer is to be effective and Tenant shall pay to Landlord all Rent accrued through the cancellation date. Thereafter, Landlord may lease the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, (i) this Section 10.6 shall not apply to Permitted Transfers and (ii) if Landlord provides written notification to Tenant of its election to cancel this Lease as provided above, Tenant may rescind its proposed assignment or subletting of the Premises by notifying Landlord in writing within three business days following Landlord’s written cancellation notice.

10.7 Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (a) 50% of the compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (b) the Rent allocable to the portion of the Premises covered thereby.

10.8 Permitted Transfers. Notwithstanding Section 10.1, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

10.8.1 an Affiliate of Tenant, but only so long as such transferee remains an Affiliate of Tenant;

10.8.2 any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (a) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (b) the proposed transferee satisfies the Tangible Net Worth/Credit Threshold as of the effective date of the Permitted Transfer; or

10.8.3 any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, so long as (a) Tenant’s obligations hereunder are assumed by the entity acquiring such assets; and (b) the proposed transferee satisfies the Tangible Net Worth/Credit Threshold as of the effective date of the Permitted Transfer.

12	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises or the Project or any related complex, Landlord or other tenants of the Project or any related complex. No later than ten days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (1) copies of the instrument effecting any of the foregoing Transfers, (2) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers, and any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10. As used herein, the term “Tangible Net Worth/Credit Threshold” shall mean the proposed Permitted Transferee has a Tangible Net Worth equal to or greater than $10,000,000 as evidenced by financial statements reasonably acceptable to Landlord. As used herein, “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. The right to Transfer to an Affiliate pursuant to Section 10.8.1 shall be subject to the condition that such Permitted Transferee remains an Affiliate of Tenant and that on or before such Transfer being effected both Tenant and such Permitted Transferee must enter into an agreement with Landlord, in a form satisfactory to Landlord, Tenant and such Permitted Transferee, each acting reasonably, that if such Permitted Transferee ceases to be an Affiliate of Tenant, it shall so notify Landlord in writing within ten days after such event and, upon the written request of Landlord, transfer, assign, set over and/or re-assign this Lease and its interest in the Premises, as applicable, to Tenant or, subject to complying with this condition, another Affiliate of Tenant.

10.9. Permitted Occupants.

10.9.1 Notwithstanding anything in this Section 10 to the contrary, Tenant may permit its subsidiaries, Affiliates, clients, contractors, customers, auditors, strategic partners or other entities under common ownership (total or partial) with Tenant or with whom Tenant has or is then establishing a bona fide business relationship (each a “Permitted Occupant’”) to occupy and use up to 10% of the Premises without the written consent of Landlord, subject to the following conditions: (a) the Permitted Occupant is of character, is engaged in a business, uses the Premises in keeping with Tenant and the Permitted Use, and otherwise meets Landlord’s reasonable standards for tenants of the Building, (b) the use of the Premises by the Permitted Occupant may not violate any other agreements affecting the Premises, the Building, the Project, Landlord or other tenants of the Building or Project, (c) the use and occupancy by the Permitted Occupant is otherwise expressly subject to, and the Permitted Occupant must comply with, all of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease as they relate to the space being used and occupied by the Permitted Occupant (other than Tenant’s obligation to pay Basic Rent or Additional Rent under this Lease), including the requirement to obtain insurance in the requisite amounts and to indemnify, defend and hold Landlord harmless for any Loss (defined below) or other liabilities resulting from the use and operations contemplated by this Section 10.9.1, (d) any violation of any provision of this Lease by the Permitted Occupant shall be deemed to be a default by Tenant under such provision, (e) the space occupied by the Permitted Occupant shall not be separately demised from the Premises, (f) the Permitted Occupant shall have no recourse against Landlord whatsoever on account of any failure by Landlord to perform any of its obligations under this Lease or on account of any other matter, (g) all notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Permitted Occupant, (h) in no event shall any use or occupancy of any portion of the Premises by any Permitted Occupant release or relieve Tenant from any of its obligations under this Lease, (i) each such Permitted Occupant shall be deemed an invitee of Tenant, and Tenant shall be fully and primarily liable for all acts and omissions of such Permitted Occupant as fully and completely as if such Permitted Occupant was an employee of Tenant, and (j) in no event shall the occupancy of any portion of the Premises by any Permitted Occupant be deemed to create a landlord/tenant relationship between Landlord and such Permitted Occupant or be deemed to vest in

13	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Permitted Occupant any right or interest in the Premises or this Lease, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by any Permitted Occupant. Occupancy of the Premises by a Permitted Occupant shall not constitute occupancy by Tenant for any purposes under this Lease.

10.9.2 Tenant shall provide to Landlord promptly after request a written list of the names and contact information of all Permitted Occupants then being allowed access to the Premises by Tenant.

10.9.3 Any equipment or other property of a Permitted Occupant in the Project shall be subject to Section 16 (Personal Property Taxes), Section 20 (Landlord’s Lien) and Section 21 (Surrender of Premises) of this Lease. However, nothing in this Section 10.9.3 shall diminish Landlord’s rights elsewhere in this Lease or imply that Landlord has any duties to any Permitted Occupant. Tenant acknowledges that Landlord shall have no responsibility or liability for the allocation or use of the Premises between Tenant and any Permitted Occupant. No disputes among Tenant and any Permitted Occupant shall in any way affect the obligations of Tenant hereunder.

11. Insurance; Waivers; Subrogation; Indemnity.

11.1 Tenant’s Insurance. Effective as of the earlier of (a) the date Tenant enters or occupies the Premises, or (b) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies:

11.1.1 commercial general liability insurance (including property damage, bodily injury and personal injury coverage) in amounts of $1,000,000 per occurrence and $2,000,000 in the annual aggregate on a per location basis in primary coverage, with an additional $5,000,000 in umbrella coverage, insuring Tenant (and listing the Landlord Insured Parties as additional insureds), against liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, operations, independent contractors, products-completed operations, personal injury, advertising injury, liability under assumed contracts, and without implying any consent by Landlord to the installation thereof, the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment (and if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service, distribution or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require);

11.1.2 cause of loss-special risk form (formerly “all-risk”) or its equivalent insurance (including sprinkler leakage, theft, boiler and machinery, ordinance and law, sewer back-up, pipe burst, wind driven rain, water leakage, flood, earthquake, windstorm and collapse coverage) covering the full value of all alterations and improvements and betterments in the Premises, listing Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear;

11.1.3 cause of loss-special risk form (formerly “all-risk”) or its equivalent insurance covering the full value of all furniture, trade fixtures, equipment and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment);

11.1.4 builder’s risk or property insurance during the course of construction with an installation floater where applicable;

11.1.4 commercial auto liability insurance (if applicable) covering automobiles owned, hired, non-owned or used by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident, insuring Tenant (and listing the Landlord Insured Parties as additional insureds);

14	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

11.1.6 worker’s compensation insurance of $1,000,000 (or such larger amount as required by applicable state law) and employer’s liability insurance with limits of not less than $1,000,000 each accident, $1,000,000 disease policy limit, and $1,000,000 disease each employee; and

11.1.7 business interruption and extra expense insurance in an amount typically carried by prudent tenants engaged in similar operations, but in no event in an amount less than twelve (12) months of Tenant’s income and expenses.

In addition, Tenant shall cause all vendors, architects and design professionals, contractors and subcontractors to procure and maintain insurance coverage (and listing the Landlord Insured Parties as additional insureds) against such risks, in such amounts, as Landlord may reasonably require, including insurance similar to insurance Tenant is obligated to maintain pursuant to this Section 11.1.

As used in this Lease, “Landlord Insured Parties” means Landlord, Landlord’s property management company, Landlord’s asset management company, as each of the foregoing may be changed by Landlord from time to time, and their associated, affiliated, and subsidiary companies, owners, directors, officers, managing agents, and fiduciaries, as they exist, and Landlord’s Mortgagee, in each case of whom Landlord shall have given notice to Tenant, and any other party that Landlord may reasonably designate in writing from time to time. The additional insureds will be entitled to the limits stated in this Lease, or the full limits of the insurance policies maintained by Tenant, whichever are greater. Tenant’s insurance shall be primary and non-contributory when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises (in any event, within ten days of the effective date of coverage), and at least 10 days prior to each renewal of said insurance, and Tenant shall ensure that each of its policies requires the insurance company to notify Landlord at least 30 days before cancellation or material change of such policy, or if that is not possible, Tenant shall so notify Landlord in writing at least 30 days before such cancellation or material change. All such insurance policies shall be in form reasonably satisfactory to Landlord and issued by companies with an A.M. Best rating of A/VIII or better, or a S&P rating of A- or better. However, no review or approval of any insurance certificate or policy by Landlord shall derogate from or diminish Landlord’s rights or Tenant’s obligations hereunder. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 10% of such cost.

11.2 Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (a) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (b) commercial general liability insurance in an amount of not less than $5,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder. Any insurance required to be maintained by Landlord may be taken out under a blanket insurance policy or policies covering other buildings, property or insureds in addition to the Building and Landlord. In such event, the costs of any such blanket insurance policy or policies shall be reasonably allocated to the Project and the other properties covered by such policy or policies as reasonably determined by Landlord and included as part of Operating Costs. Notwithstanding anything in this Lease to the contrary, Landlord’s indemnity obligations under this Lease shall be limited to the extent any such claim is insured against under the terms of any insurance policy maintained by Landlord (or is required to be maintained by Landlord under the terms of this Lease).

11.3 No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is

15	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project or any related complex, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project or any related complex.. Notwithstanding anything to the contrary in this Lease, Landlord shall not be liable to Tenant, and Tenant hereby waives and releases all claims against Landlord and its representatives and agents, for any damages arising from any act, omission or neglect of any other tenant in the Project or any related complex and in no event shall Landlord or its representatives and agents be liable for any injury or interruption to Tenant’s business or any loss of income therefrom under any circumstances.

11.4 Indemnity. Subject to Section 11.3, Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (a) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (b) occurring in the Premises, or (c) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment. It being agreed that clauses (b) and (c) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. Subject to Section 11.3, Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in or on the Building’s common areas to the extent caused by the negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

12.1 Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord), within ten days after written request therefor, such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

16	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

12.2 Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

12.3 Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

12.4 Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (a) liable for any act or omission of any prior lessor (including Landlord); (b) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (c) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (d) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (e) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (f) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (1) are expressly provided in this Lease, (2) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (3) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own fee simple title to the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan. As used in this Section 12.4, Landlord’s Mortgagee shall include any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise.

12.5 Subordination, Non-Disturbance and Attornment Agreement. Landlord shall deliver to Tenant a Subordination Agreement executed by Landlord’s current Landlord’s Mortgagee substantially in the form attached hereto as Exhibit K by the Commencement Date, and Tenant shall promptly execute and deliver to Landlord two (2) originals of such agreement. Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future Landlord’s Mortgagee in such Landlord’s Mortgagee’s standard form therefor with such changes as Tenant and such Landlord’s Mortgagee may agree; however, Landlord’s failure to obtain such agreement shall not constitute a default by Landlord hereunder or in any manner affect Tenant’s obligations and liabilities under this Lease or prohibit the mortgaging of the Building; and further provided that to the extent such subordination, non-disturbance and attornment agreement has been requested by Tenant, any costs in excess of $2,500 associated with obtaining such agreement shall be paid by Tenant within 15 days after Landlord’s written request therefor. As used in this Section 12.5, “reasonable efforts” shall not be deemed to include the incurrence by Landlord of any additional expense (unless Tenant agrees in writing to reimburse Landlord for all such expenses) or liabilities or obligations with respect to the existing mortgage or Landlord’s Mortgagee.

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are generally applicable to all tenants of the Project whose leases require such compliance, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner among all tenants whose leases require such compliance. Tenant shall be responsible for the compliance or noncompliance with such rules and regulations by each Tenant Party.

17	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

14. Condemnation.

14.1 Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

14.2 Partial Taking—Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Basic Rent and Additional Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

14.4 Partial Taking—Landlord’s Rights. If any material portion, but less than all, of the Building or Project becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rent and Additional Rent shall abate as provided in the last sentence of Section 14.2.

14.5 Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Project and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property taken which Tenant is entitled to remove under this Lease, moving costs and loss of business.

15. Fire or Other Casualty.

15.1 Repair Estimate. If the Premises or the Project are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 75 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

15.2 Tenant’s Rights. If the Premises are damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby for which Landlord is responsible to repair under this Lease pursuant to Section 15.4 below cannot be repaired within nine (9) months after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

15.3 Landlord’s Rights. If a Casualty occurs and (a) Landlord estimates that the damage cannot be repaired within the Repair Period, (b) the damage exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (c) regardless of the extent of damage, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the damage would be uneconomical, or (d) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

15.4 Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any improvements, alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Project, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under

18	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

15.5 Abatement of Rent. If the Premises are damaged by Casualty, Basic Rent and Additional Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the earlier of 1) completion of Landlord’s repairs, (1) the date upon which completion of Landlord’s repairs would have occurred but for delays caused by Tenant Parties, or (2) the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Basic Rent and Additional Rent without abatement.

15.6 Waiver of Statutory Provisions. The provisions of this Section 15 shall constitute Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction.

16. Personal Property Taxes. Tenant shall be liable for, and shall pay prior to delinquency, all taxes levied or assessed against personal property, furniture, fixtures, betterments, improvements, and alterations placed by any Tenant Party in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture, fixtures, betterments, improvements, and alterations and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

17.1 Payment Default. Tenant’s failure to pay Rent within ten days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

17.2 Prohibited Payments. Tenant, Guarantor (as defined in Exhibit J) or any guarantor of Tenant’s obligations under this Lease becomes an entity from which Landlord is legally prohibited from accepting Rent payments or otherwise transacting business;

17.3 Abandonment. Tenant abandons or vacates the Premises or any substantial portion thereof (except that Tenant shall not be deemed to have abandoned or vacated such property when and to the extent that such property is untenantable by reason of Casualty, Taking, or cessation of utilities) and either (i) such abandonment or vacancy exceeds (a) thirty (30) consecutive days or (b) forty-five (45) days in the aggregate during any twelve (12) consecutive month period, or (ii) Tenant fails to provide written notice of such abandonment or vacancy to Landlord at least ten (10) business days prior to such abandonment or vacancy.

17.4 Estoppel; Subordination; Financial Reports. Tenant fails to provide any estoppel certificate, documentation regarding the subordination of this Lease or financial reports after Landlord’s written request therefor pursuant to Section 25.5, Section 12.1, and Section 25.19 respectively, and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

17.5 Insurance. Tenant fails to (i) procure or maintain the insurance policies and coverages as required under Section 11.1; or (ii) deliver to Landlord evidence thereof as required under Section 11.1 and such failure continues for three (3) business days following Landlord’s written notice thereof;

19	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

17.6 Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s or construction lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of a Tenant Party, within the time and in the manner required by Section 8.4;

17.7 Unpermitted Transfer. Tenant shall Transfer this Lease or Tenant’s interest therein except as expressly permitted in this Lease;

17.8 Other Defaults. Tenant’s failure to perform, comply with, or observe any agreement or obligation of Tenant under this Lease other than provided in this Section 17 and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; provided, however, that if such failure cannot reasonably be cured within such 30-day period (thus excluding, for example, Tenant’s obligation to provide Landlord evidence of Tenant’s insurance coverage) and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default unless it is not fully cured by the earliest of (a) 30 additional days after the expiration of the initial 30-day period, (b) the date that is five business days prior to Landlord being in default (beyond applicable notice and cure periods) of any agreement between Landlord and any third party as a result of Tenant’s failure under this Lease, or (c) the expiration of the Term; and

17.9 Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17.9, Guarantor or any guarantor of Tenant’s obligations hereunder) (a) in any bankruptcy or other insolvency proceeding; (b) seeking any relief under any state or federal debtor relief law; (c) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (d) for the reorganization or modification of Tenant’s capital structure; or (e) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

Any notices to be provided by Landlord under this Section 17 shall be in lieu of, and not in addition to, any notices required under applicable Law.

18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

18.1 Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (a) all Rent accrued hereunder through the date of termination, (b) all amounts due under Section 19.1, and (c) an amount equal to (but in no event less than zero) (1) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate on the date this Lease is terminated minus one percent, minus (2) the then present fair rental value of the Premises for such period, similarly discounted; as used herein, “Prime Rate” means the “Prime Rate” as published on the date in question by The Wall Street Journal in its listing of “Money Rates”;

18.2 Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (a) all Rent and other amounts accrued hereunder to the date of termination of possession, (b) all amounts due from time to time under Section 19.1, and (c) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to terminate Tenant’s right to possession without terminating this Lease, and to retake possession of the Premises (and Landlord shall have no duty to make such election), Landlord shall use reasonable efforts to relet the Premises as further described in Section 19.4 below. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18.2. If Landlord elects to proceed under this Section 18.2, it may at any time elect to terminate this Lease under Section 18.1;

20	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

18.3 Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any reasonable and documented expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including collection costs and legal expenses), plus interest thereon at the Default Rate;

18.4 Suspension of Above-Building Standard Services. Suspend any above-Building standard services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or

18.5 Alteration of Locks. Additionally, with or without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies; Mitigation of Damage.

19.1 Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all amounts, costs, losses and/or expenses incurred, abated or foregone by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (a) obtaining possession of the Premises, (b) removing, storing and/or disposing of Tenant’s or any other occupant’s property, (c) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition acceptable to a new tenant, (d) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (e) performing Tenant’s obligations under this Lease which Tenant failed to perform, (f) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default, and (g) securing this Lease, including all commissions, allowances, reasonable attorneys’ fees, and if this Lease or any amendment hereto contains any abated Rent granted by Landlord as an inducement or concession to secure this Lease or amendment hereto, the full amount of all Rent so abated (and such abated amounts shall be payable immediately by Tenant to Landlord, without any obligation by Landlord to provide written notice thereof to Tenant, and Tenant’s right to any abated rent accruing following such Event of Default shall immediately terminate).

19.2 No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

19.3 Cumulative Remedies. Any and all remedies set forth in this Lease: (a) shall be in addition to any and all other remedies Landlord may have at law or in equity, (b) shall be cumulative, and (c) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.

19.4 Mitigation of Damage. The parties agree any duty imposed by Law on Landlord to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord uses reasonable efforts to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (a) Landlord shall have no obligation to solicit or entertain negotiations with any Substitute Tenant for the Premises until 60 days

21	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

following the date upon which Landlord obtains full and complete possession of the Premises, including the relinquishment by Tenant of any claim to possession of the Premises by written notice from Tenant to Landlord; (b) Landlord shall not be obligated to lease or show the Premises on a priority basis or offer the Premises to any prospective tenant when other space in the Project or any related complex is or soon will be available; (c) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for less than the current fair market value of the Premises, as determined by Landlord in its sole discretion, nor will Landlord be obligated to enter into a new lease for the Premises under other terms and conditions that are unacceptable to Landlord under Landlord’s then-current leasing policies; (d) Landlord shall not be obligated to enter into a lease with a Substitute Tenant: (1) whose use would violate any restriction, covenant or requirement contained in the lease of another tenant in the Project or any related complex; (2) whose use would adversely affect the reputation of the Project or any related complex; (3) whose use would require any addition to or modification of the Premises or Project or any related complex in order to comply with applicable Law, including building codes; (4) who does not satisfy the Tangible Net Worth/Credit Threshold or who does not have, in Landlord’s sole opinion, the creditworthiness to be an acceptable tenant; (5) that is a governmental entity, or quasi-governmental entity, or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity, or is otherwise prohibited by Section 9; (6) that does not meet Landlord’s reasonable standards for tenants of the Project or any related complex or is otherwise incompatible with the character of the occupancy of the Project, as reasonably determined by Landlord; (7) whose use does not comply with the Permitted Use; (8) whose use or occupancy would result in an increase in the insurance premiums for the Project; or (9) whose use would result in utilization of more parking spaces or other common areas such as loading docks or driveways on the Project in excess of the number or areas, as applicable, previously utilized by or allocated to Tenant; and (e) Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a Substitute Tenant unless: (1) Tenant pays any such amount to Landlord prior to Landlord’s execution of a lease with such Substitute Tenant (which payment shall not relieve Tenant of any amount it owes Landlord as a result of Tenant’s default under this Lease); or (2) Landlord, in Landlord’s sole discretion, determines any such expenditure is financially prudent in connection with entering into a lease with the Substitute Tenant.

20. Landlord’s Lien. Landlord hereby fully and forever waives and disclaims any statutory or contractual lien rights Landlord may have or assert with respect to any of the property situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof.

21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease or Tenant’s right to possess the Premises, Tenant shall (a) deliver to Landlord the Premises broom-clean with all alterations, additions, betterments and improvements (collectively, “Improvements”) located therein in good repair and condition (except for condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control), free of any liens or encumbrances and free of Hazardous Materials placed on the Premises during the Term; (b) deliver to Landlord all keys to the Premises and all access cards to the Project (and shall reimburse Landlord for the then-current replacement cost charged by Landlord for all such keys and access cards that are not returned); (c) remove all unattached trade fixtures, furniture (including demountable walls), and personal property placed in the Premises or elsewhere in the Project by a Tenant Party and unattached equipment located in the Premises (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord unless Landlord requires such removal); (d) abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all such cabling [including conduit], whether located in the Premises or elsewhere in the Project, and Tenant covenants that such cabling shall be left in a neat and safe condition in accordance with the requirements of all applicable Laws, including the National Electric Code or any successor statute, and shall be terminated at both ends of a connector, properly labeled at each end and in each electrical closet and junction box; and (e) remove such Improvements, and Tenant’s Off-Premises Equipment as Landlord may require and restore the areas surrounding such Improvements, and Tenant’s Off-Premises Equipment to their conditions existing immediately prior to the installation of such Improvements, and Tenant’s Off-Premises Equipment; however, Tenant shall not be required to remove any Improvements to the Premises or the Project if Landlord has specifically agreed in writing that the Improvements in question need not be removed. Tenant shall have the right to remove some or all of the Improvements constituting all or any portion of the Work. Tenant shall repair all damage caused by the removal of the items described above. If Tenant fails to remove any property, including any of the property described above, Landlord may, at Landlord’s option, (1) deem such items to have been abandoned by Tenant, the title thereof shall immediately pass to Landlord at no cost to Landlord, and such items may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to

22	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted hereunder or otherwise, (2) remove such items, perform any work required to be performed by Tenant hereunder, and repair all damage caused by such work, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations hereunder (including collection costs and attorneys’ fees), plus interest thereon at the Default Rate, or (3) elect any of the actions described in clauses (1) and (2) above as Landlord may elect in its sole discretion. The provisions of this Section 21 shall survive the end of the Term.

22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits or other consequential damages to Landlord resulting therefrom.

23. Certain Rights Reserved by Landlord. Landlord shall have the following rights:

23.1 Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be verbal notice, except in cases of real or apparent emergency, in which case no notice shall be required) to perform Landlord’s obligations under this Lease and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

23.2 Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Building Hours, subject, however, to Tenant’s right to enter when the Building is closed after Building Hours under such reasonable regulations as Landlord may prescribe from time to time, which may include, by way of example but not limitation, that persons entering or leaving the Building, whether or not during Building Hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

23.3 Prospective Purchasers and Lenders. Upon reasonable prior notice (which notice may be verbal) to Tenant, to enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

23.4 Prospective Tenants. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to extend the Term) upon reasonable prior notice (which notice may be verbal) to Tenant, or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

In exercising the foregoing rights in this Section 23, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s occupancy of the Premises.

24. Substitution Space. [Intentionally deleted.]

23	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

25. Miscellaneous.

25.1 Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

25.2 Landlord’s Liability. The liability of Landlord (and its successors, partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building, Project or any related complex shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the amount which is equal to the lesser of (a) the equity interest of Landlord in the Building, or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 70% of the value of the Building (as such value is reasonably determined by Landlord). Further, Landlord (and its successors, partners, shareholders or members) shall not be personally liable for any deficiency, and in no event shall any liability hereunder extend to any sales or insurance proceeds received by Landlord (or its successors, partners, shareholders or members) in connection with the Project, the Building or the Premises. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

25.3 Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), and Tenant’s obligation to vacate and surrender the Premises upon the expiration or earlier termination of the Term, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, weather, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

25.4 Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Jones Lang LaSalle Brokerage, Inc., whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through or under the indemnifying party.

25.5 Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate substantially in the form attached hereto as Exhibit F signed by Tenant and Guarantor confirming and containing such factual certifications and representations as to this Lease and the Guaranty as required thereby or Landlord may otherwise reasonably request. If Tenant does not deliver to Landlord the certificate signed by Tenant and Guarantor within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee may conclusively presume and rely upon the following facts: (a) this Lease and the Guaranty are in full force and effect; (b) the terms and provisions of this Lease and the Guaranty have not been changed except as otherwise represented by Landlord; (c) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (d) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (e) Landlord is not in default under this Lease or the Guaranty. In such event, Tenant and Guarantor shall be estopped from denying the truth of the presumed facts.

25.6 Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (a) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (b) hand- delivered to the intended addressee, or (c) sent by a nationally recognized overnight courier service. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

24	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

25.7 Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

25.8 Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by electronic signatures as specifically set forth in Section 25.9; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by electronic signatures as specifically set forth in Section 25.9. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

25.9 Counterparts. This Lease (and amendments to this Lease) may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Lease, the parties may execute and exchange, by electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Lease to physically form one document.

25.10 Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through or under Landlord, but not otherwise, subject to the terms and conditions of this Lease and all matters of record as of the Lease Date which are applicable to the Premises.

25.11 No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

25.12 No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

25.13 Entire Agreement; Arms’-Length Negotiation; No Reliance. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all verbal statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant. Landlord and Tenant agree that they have both had the opportunity to retain legal counsel to review, revise, and negotiate this Lease on their individual behalf. Landlord and Tenant stipulate that this Lease has been reviewed and revised by both Landlord and Tenant and their respective legal counsel and that this Lease is the result of an arms’- length negotiation and compromise. Landlord and Tenant further stipulate that they are both sophisticated individuals or business entities capable of understanding and negotiating the terms of this Lease. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto. Further, Tenant disclaims any reliance upon any and all representations, warranties or agreements not expressly set forth in this Lease.

25.14 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT (ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS) AND LANDLORD EACH, AFTER CONSULTATION WITH COUNSEL, KNOWINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY

25	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. Each party further acknowledges and agrees that this Section has been negotiated at arms’ length with the assistance of legal counsel and the legal effect fully explained, and that its provisions constitute a knowing and voluntary agreement.

25.15 Governing Law; Jurisdiction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. The proper place of venue to enforce this Lease will be the county or district in which the Premises are located. In any legal proceeding regarding this Lease, including enforcement of any judgments, Tenant irrevocably and unconditionally (a) submits to the jurisdiction of the courts of law in the county or district in which the Premises are located; (b) accepts the venue of such courts and waives and agrees not to plead any objection thereto; and (c) agrees that (1) service of process may be effected at the address specified for Tenant in this Lease, or at such other address of which Landlord has been properly notified in writing, and (2) nothing herein will affect Landlord’s right to effect service of process in any other manner permitted by applicable law.

25.16 Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power is coupled with an interest and is irrevocable.

25.17 Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

25.18 Joint and Several Liability. If Tenant consists of more than one party (or if Tenant permits any other party to occupy the Premises), each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

25.19 Financial Reports. Within 15 days after Landlord’s request, Tenant will furnish Guarantor’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Guarantor’s internally prepared financial statements. Tenant will discuss such financial statements with Landlord and, following the occurrence of an Event of Default hereunder, Tenant will cause Guarantor to give Landlord access to such entity’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of such financial statements that Tenant or Guarantor designates to Landlord as confidential except (a) to Landlord’s Mortgagee or prospective mortgagees or actual or prospective purchasers or investors of interests in the Building, (b) in litigation between Landlord and Tenant or Guarantor, (c) to attorneys, accountants, consultants, appraisers, or other advisors, (d) otherwise as reasonably necessary for the operation of the Project or administration of Landlord’s business, and/or (e) if required by Law or court order. Tenant shall not be required to deliver the financial statements required under this Section 25.19 more than once in any 12-month period unless some event has occurred that necessitates Landlord’s review of such financial reports, including a possible sale or financing of the Project, Tenant’s renewal of the Term, an expansion or relocation of the Premises, or if requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

25.20 Landlord’s Fees. Whenever Tenant requests Landlord to take any material action not required of Landlord hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing and taking the proposed action or consent, including reasonable engineers’ or architects’ fees and reasonable attorneys’ fees (including amounts allocated by Landlord to Landlord’s in-house counsel as well as fees and expenses charged by outside counsel engaged by Landlord), within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

26	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

25.21 Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location unless Landlord has previously reviewed and approved all plans, specifications and contracts pertaining to telecommunication service entry points, and any documents to which Landlord is a party or which may encumber the Project, which consent will not be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Project, applicable Laws and Landlord’s policies and practices for the Project, and shall be required, at Landlord’s election, to enter into a license agreement with Landlord to confirm and approve items such as, without limitation, the proposed location (and labeling requirements) of wiring, cabling, fiber lines, points of demarcation, entry into the Project, insurance requirements and the like, all at no cost to Landlord. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

25.22 Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of this Lease to its attorneys, accountants, employees and existing or prospective financial partners, or if required by Law or court order or any applicable stock exchange or securities regulatory agency, provided all parties to whom Tenant is permitted hereunder to disclose such terms and conditions are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

25.23 Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s organizational identification number assigned by the Colorado Secretary of State is 20041447110. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

25.24 Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. No Tenant Party shall use, generate, store or Release (defined below), or permit the use, generation, storage or Release of Hazardous Materials on or about the Premises or the Project except for storage within the Premises of de minimis quantities found in typical office buildings in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then only in compliance with all Laws and in a reasonable and prudent manner. As used herein, “Release” means depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing. If any Tenant Party breaches its obligations under this Section 25.24, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from such Tenant Party’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from any Tenant Party’s failure to comply with the provisions of this Section 25.24.

27	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

This indemnity provision is intended to allocate responsibility between Landlord and Tenant under environmental Laws and shall survive termination or expiration of this Lease.

25.25 List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A—Outline of Premises

Exhibit B—Description of the Land

Exhibit C—Building Rules and Regulations

Exhibit D—Tenant Finish-Work: Allowance (Tenant Performs the Work)

Exhibit E—Form of Confirmation of Commencement Date Letter

Exhibit F—Form of Tenant Estoppel Certificate

Exhibit G—Parking

Exhibit H—Extension Option

Exhibit I—Right of First Refusal

Exhibit J—Guaranty

Exhibit K—Subordination Agreement

25.26 Determination of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

25.27 Prohibited Persons and Transactions. Tenant represents and warrants that Tenant is not, and covenants and agrees that Tenant will not become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and Tenant covenants and agrees that it will not Transfer this Lease to any such persons or entities (and any such Transfer shall be void).

25.28 Waiver of Consumer Rights. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES—CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY ADOPTS THIS WAIVER.

25.29 UBTI and REIT Qualification. Landlord and Tenant agree that all Rent payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (a) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all Rents as “rents from real property,” and (b) to permit an assignment of this Lease; provided, however, that any adjustments required pursuant to this Section 25.29 shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment.

25.30 Sustainability. [Intentionally deleted.]

28	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

25.31 No Construction Contract. Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

25.32 Abated Rent Buy-Out. If this Lease or any amendment hereto contains any provision for the abatement of Rent granted by Landlord as an inducement or concession to secure this Lease or amendment hereto (other than as a result of Casualty, condemnation, or interruption of services), then in connection with any sale, financing or refinancing of the Building or Project, Landlord shall have the right to buy out all or any portion of the abated Rent at any time prior to the expiration of the abatement period by (a) providing written notice thereof to Tenant and (b) paying to Tenant the amount of abated Rent then remaining due. If Landlord elects to buy out all or a portion of the abated Rent, Landlord and Tenant shall, at Landlord’s option, enter into an amendment to this Lease. In no event shall Landlord be obligated to pay a commission with respect to the abated Rent and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed with respect to the abated Rent by any broker or agent claiming the same by, through or under the indemnifying party.

26. Other Provisions.

26.1 Guaranty. As additional consideration for Landlord toenter into this Lease, Tenant hascaused Guarantor (as defined in Exhibit J) to execute the guaranty attached hereto as Exhibit J and Tenant has delivered same to Landlord contemporaneously with Tenant’s execution hereof.

26.2 Monument Signage. Subject to Landlord’s and all applicable authorities’ prior approval of the location, design, size, color, material composition and plans and specifications therefor, Landlord will install, at Tenant’s expense, a sign panel (the “Sign Panel”) displaying Tenant’s name on Landlord’s existing monument sign situated on the grounds of the Project. Should the Sign Panel require repair or replacement, Landlord may perform such repair or replacement work at Tenant’s sole cost. After the earliest of the end of the Term, or after Tenant’s right to possess the Premises has been terminated or the date on which Tenant’s rights pursuant to this Section 26.1 have been revoked, Tenant shall remove the Sign Panel, repair all damage caused thereby, and restore the monument sign to its condition before the installation of the Sign Panel within fifteen days after Landlord’s request therefor; provided, that Landlord shall have the right to elect to perform such removal, repair and restoration work on Tenant’s behalf, and in such event, Tenant shall reimburse Landlord promptly upon demand for all costs related to such removal, repair and restoration work. Additionally, if Tenant fails to timely do so, Landlord may, without compensation to Tenant and at Tenant’s expense, remove the Sign Panel, perform the related restoration and repair work and dispose of the Sign Panel in any manner Landlord deems appropriate. The rights granted to Tenant under this Section 26.2 are personal to DIRTT Environmental Solutions, Inc., may not be assigned to any party other than to a Permitted Transferee, and may be revoked by Landlord if Tenant fails to lease at least 80% of the rentable square feet in the Building leased to Tenant as of the Lease Date. For all purposes under this Lease, the Sign Panel shall be deemed to be included within the definition of Tenant’s Off-Premises Equipment.

26.3 First Floor Restrooms. Tenant may, at Tenant’s sole cost and expense, upgrade the common area restrooms located on the first floor of the Building adjacent to the Premises (the “First Floor Restrooms”) using products manufactured by Tenant (which products have been approved by Landlord in writing, such consent not to be unreasonably withheld); however, no alterations or physical additions in or to the First Floor Restrooms may be made without Landlord’s prior written consent in Landlord’s sole discretion. Upon the completion of any such upgrade work, the products and improvements installed therein shall become the property of Landlord. If Landlord unilaterally elects to renovate the First Floor Restrooms, prior to performing such renovation work, Landlord shall allow Tenant to competitively bid for the right to utilize Tenant’s products and services in connection with such renovation. To the extent not inconsistent with this Section 26.3, Section 8 of this Lease shall govern any First Floor Restrooms work performed by Tenant.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

29	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed as of the Lease Date (as defined in the Basic Lease Information).

TENANT:	DIRTT ENVIRONMENTAL SOLUTIONS, INC.,
a Colorado corporation

	By:	/s/ Kevin O’Meara

Name:	Kevin O’Meara
Title:	President & CEO

LANDLORD:	TENNYSON CAMPUS OWNER, LP, a Delaware limited partnership
	By:	Tennyson Campus Owner GP, LLC, a Delaware limited liability company, its general partner

		By:	/s/ Rajiv S. Patel
Rajiv S. Patel, Vice President

[Signature Page - Less Agreement]

4812-0074-7958.V2

EXHIBIT A

OUTLINE OF PREMISES

A-1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT B

DESCRIPTION OF THE LAND

12.885 ACRES

BEING a tract of land situated in the Henry Cook Survey, Abstract No. 183, City of Plano, Collin County, Texas, and being all of Lot 2R, Block A, of the Replat entitled “ERICSSON VILLAGE ADDITION LOTS 2R AND 3, BLOCK A”, an addition to the City of Plano, Texas, according to the plat thereof filed 06/23/2015, recorded in Volume 2015, Page 346, cc# 20150623010002250, Official Public Records, Collin County, Texas.

B-1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, any parking garage or other parking lot or facility associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. No Tenant Party shall go upon the roof of the Project.

2. Landlord reserves the right to exclude from the Project at all times other than Building Hours all persons who do not present a pass to the Project on a form or card approved by Landlord. Tenant shall be responsible for all of its employees, agents, invitees and guests who have been issued a pass at the request of Tenant and shall be liable to Landlord for all acts of such persons.

3. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

4. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

5. Landlord shall provide all door locks at the entry of each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys and/or access cards to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof. Replacement keys and/or access cards shall be provided on a reasonable basis and at Tenant’s cost.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No bicycles, birds or animals (other than those that are medically necessary) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters or for any immoral, disreputable or illegal purposes.

C-1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

9. Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12. No machinery or appliances of any kind (other than normal office equipment and normal break room appliances and other than a professional espresso/coffee maker and a wine chiller) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

15. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

17. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

18. Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, marijuana, cannabis-based products, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages (other than nominal quantities thereof, for purposes of on-site consumption, to the extent permitted by Law).

19. Tenant shall not permit any Tenant Party to smoke (including the use of any form of tobacco, marijuana, cannabis-based products, e-cigarette, electronic cigarette, personal vaporizer or electronic nicotine delivery system) in the Premises or anywhere else on the Project, except for tobacco products in any Landlord-designated smoking area outside the Building. Tenant shall cooperate with Landlord in enforcing this prohibition and use its best efforts in supervising each Tenant Party in this regard.

20. Tenant shall not allow any Tenant Party to use any type of portable space heater in the Premises or the Building.

C-2	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

21. Only artificial holiday decorations may be placed in the Premises, no live or cut trees or other real holiday greenery may be maintained in the Premises or the Building.

22. Tenant shall not park or operate any semi-trucks or semi-trailers in the parking areas associated with the Building.

23. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises or the Project’s heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed and shall turn off all lights before leaving the Project at the end of the day.

24. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

25. Canvassing, soliciting and peddling within the Project is prohibited, and Tenant shall cooperate in preventing such activities.

26. Tenant shall comply with any recycling programs implemented by Landlord from time to time with respect to the Project.

27. Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service to the general public or anyone other than Tenant’s employees without the prior written consent of Landlord.

28. Tenant shall ensure that all portions of the leased premises visible from any interior Building common areas are lighted at all times during Building Hours regardless of whether the leased premises are occupied.

C-3	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT D

TENANT FINISH-WORK: ALLOWANCE

(Tenant Performs the Work)

1. Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2. Space Plans.

2.1 Preparation and Delivery. On or before the tenth day following the Lease Date (such earlier date is referred to herein as the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by a design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).

2.2 Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant’s submission thereof, such approval not to be unreasonably withheld. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval, such approval not to be unreasonably withheld. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days) after the submission thereof, and such failure continues for three business days following Tenant’s second written request therefor, then Landlord shall be deemed to have approved the Space Plans in question. If Tenant fails to timely deliver such Space Plans, then each day after the Space Plans Delivery Deadline that such Space Plans are not delivered to Landlord shall be a Tenant Delay Day. Notwithstanding anything to the contrary in this Section 2.2, Landlord may withhold its approval of any Space Plans, in its sole discretion, as to any portion of the Work affecting the entrance to the Premises and/or visible from the Project’s common areas or elevator lobby areas.

3. Working Drawings.

3.1 Preparation and Delivery. On or before the twentieth day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (such earlier date is referred to herein as the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical, electrical, life safety and plumbing and any other systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws and suitable for permitting and construction.

3.2 Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten business days after Tenant’s submission thereof, such approval not to be unreasonably withheld. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval, such approval not to be unreasonably withheld. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within three business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within five business days (or, in the case of resubmitted working drawings, within three business days) after the submission thereof, and such failure continues for three business days following Tenant’s second written request therefor, then Landlord shall be deemed to have approved the working drawings in question. Notwithstanding anything to the contrary in this Section 3.2, Landlord may withhold its approval of any working drawings, in its sole discretion, as to any portion of the Work affecting the entrance to the Premises and/or visible from the Project’s common areas or elevator lobby areas.

D-1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

3.3 Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Project’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all Laws, (b) the improvements depicted thereon do not (1) adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Project’s restrooms or mechanical rooms), or (2) affect (in the sole discretion of Landlord) (A) the exterior appearance of the Project, (B) the appearance of the Project’s common areas or elevator lobby areas, or (C) the provision of services to other occupants of the Project, (c) such working drawings are sufficiently detailed to allow construction of the improvements and associated work in a good and workmanlike manner for the entire Premises, and (d) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). In no event may any Tenant Party install any power or data poles or other vertical drop poles in the Premises. As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, including, without limitation, improvements and materials which Tenant (or its Affiliates) fabricate or manufacture (or caused to be fabricated or manufactured) for retail sale, all of which are hereby pre-approved by Landlord as constituting a portion of the Work), together with any work required by governmental authorities to be made to other areas of the Project as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Landlord shall, at Tenant’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in accordance with the Working Drawings. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SPACE PLANS, THE WORKING DRAWINGS OR THE WORK (OR ANY OTHER SERVICES PROVIDED BY THE ARCHITECT, TENANT’S CONTRACTOR OR ANY OF THEIR SUBCONTRACTORS). ALL IMPLIED WARRANTIES BY LANDLORD WITH RESPECT THERETO, INCLUDING THOSE OF HABITABILITY, MERCHANTABILITY, MARKETABILITY, QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. WITHOUT LIMITING THE FOREGOING, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY FAILURE OF THE WORK. LANDLORD WILL NOT BE RESPONSIBLE FOR, OR HAVE CONTROL OR CHARGE OVER, THE ACTS OR OMISSIONS OF THE ARCHITECT OR ITS AGENTS OR EMPLOYEES. LANDLORD IS NOT ACTING AS A CONTRACTOR AND IS NOT GUARANTEEING THE SPACE PLANS, THE WORKING DRAWINGS OR THE WORK, TENANT’S SOLE RECOURSE WITH RESPECT THERETO BEING THE PURSUIT OF TENANT’S REMEDIES UNDER THE WARRANTIES CONTAINED IN TENANT’S CONSTRUCTION CONTRACT OR IN TENANT’S ARCHITECT’S AGREEMENT.

4. Contractors; Performance of Work. The Work shall be performed only by licensed contractors and subcontractors mutually agreed upon by Landlord and Tenant, which approval shall not be unreasonably withheld. Tenant shall be required to use Landlord’s designated contractor with respect to any work involving life safety systems (including fire sprinkler and alarm system) or Building automation systems. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as not to interfere with or delay Landlord’s other contractors, the operation of the Project, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Project facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

5. Construction Contracts.

5.1 Tenant’s General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant and approved by Landlord (such approval not to be unreasonably withtheld) in a form acceptable to Tenant’s representative for the Work, which shall comply with the provisions of this Section 5

D-2	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

and provide for, among other things, (a) a one-year warranty for all defective Work; (b) a requirement that Tenant’s contractor maintain commercial general liability insurance of not less than a combined single limit of $5,000,000, listing the Landlord Insured Parties, and each of their respective Affiliates as additional insureds; (c) a requirement that the contractor perform the Work in substantial accordance with the Space Plans and the Working Drawings (and such plans and drawings are specifically referenced and/or itemized in Tenant’s construction contract) and in a good and workmanlike manner; (d) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (e) those items described in Section 5.2 below (collectively, the “Approval Criteria”). Landlord shall have three business days to notify Tenant whether it approves the proposed construction agreements. If Landlord disapproves of the proposed construction agreements, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction agreements to correct the objections and resubmit them to Landlord within five business days after Landlord notifies Tenant of its objections thereto, following which Landlord shall have two business days to notify Tenant whether it approves the revised construction agreements. If Landlord fails to notify Tenant that it disapproves of the construction agreements within three business days after the initial construction agreements or two business days after the revised construction agreements (as the case may be) are delivered to Landlord, then Landlord shall be deemed to have approved the construction agreements.

5.2 All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant’s construction contracts shall: (a) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (b) be in a contract form that satisfies the Approval Criteria, (c) require the contractor and each subcontractor to be contractually obligated to procure and maintain insurance coverage listing the Landlord Insured Parties, as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require, (d) be assignable following an Event of Default by Tenant under the Lease to Landlord and Landlord’s Mortgagees, (e) contain at least a one-year warranty for all workmanship and materials, and (f) provide payment and performance bonds for each contract in excess of $100,000.

6. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval shall be granted or withheld in accordance with the standards set forth in Section 3.3 above; additionally, if any such requested change might (a) delay the Commencement Date or, (b) leave any portion of the Premises not fully finished and ready for occupancy, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with accurate architectural, mechanical, electrical and plumbing “as built” plans of the Work as constructed in both blueprint and electronic CADD format (or a comparable format subject to Landlord’s prior written approval), which plans shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

7. Definitions. As used herein, “Landlord Delay Day” means any delay in the completion of the Work which is directly attributable to the affirmative acts or willful refusal to reasonably cooperate, at no additional cost to Landlord, of Landlord or the employees, agents or contractors of Landlord, e.g., Landlord fails to execute any documents required by a governmental entity in order for Tenant to complete the Work, or the performance of Landlord’s construction work in and around the Project unreasonably impedes Tenant’s performance of the Work, and in each case which affirmative act or refusal to act continues for two business days following written notice from Tenant to Landlord of the event giving rise to the delay; and “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed.

8. Walk-Through; Punchlist. When Tenant considers the Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon.

D-3	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

9. Excess Costs. Tenant shall pay the entire amount by which the Total Construction Costs (hereinafter defined) exceed the Construction Allowance (hereinafter defined) (such excess amount being referred to herein as the “Excess Amount”). Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a project budget which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance. As used herein, “Total Construction Costs” means the entire cost of performing the Work, including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, the cost of all improvements made from concrete slab to concrete deck, electrical usage during construction, additional janitorial services, standard building directory and suite tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, any applicable governmental fees, and the construction supervision fee referenced in Section 12 of this Exhibit.

10. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $[***] per rentable square foot in the Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. In no event shall more than $[***] per rentable square foot of the Construction Allowance be used toward soft costs, including, without limitation, Tenant’s moving expenses, furniture, fixtures and equipment, amounts payable to a project coordinator, construction consultant or similar consultant, data and telecommunications wiring and furniture, including free standing workstations, fixtures and related equipment (collectively, “Soft Costs”). No advance of the Construction Allowance shall be made by Landlord until Tenant has first paid to the contractor from its own funds (and provided reasonable evidence thereof to Landlord) the anticipated Excess Amount. Thereafter, Landlord shall pay to Tenant the Construction Allowance, to be applied solely toward the remaining Total Construction Costs and not in reimbursement of the Excess Amount paid by Tenant, in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment, (b) final, unconditional or partial lien waivers, as the case may be, from all persons performing five thousand dollars ($5,000) or more of work or supplying or fabricating materials for the Work, fully executed, acknowledged and in recordable form, (c) copies of all invoices and proof of payment of same , and (d) the Architect’s certification that the Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last 10% of the Construction Allowance: (1) the permanent certificate of occupancy issued for the Premises, (2) Tenant’s occupancy of the Premises, (3) delivery of the “as-built” plans for the Work as constructed (and as set forth above) to Landlord’s construction representative (set forth below) together with an air balance report confirming that the HVAC system has been properly balanced, and (4) an estoppel certificate confirming such factual matters as Landlord or Landlord’s Mortgagee may reasonably request (collectively, a “Completed Application for Payment”). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within 30 days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until 15 days following Landlord’s receipt of the corrected Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following: (A) Landlord has received written notice of any unpaid claims relating to any portion of the Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Project or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the advance of the Construction Allowance are not satisfied, or (D) an Event of Default by Tenant exists. After the final completion of the Work and a reconciliation by Landlord of the Construction Allowance and the Total Construction Costs and provided no default under this Lease then exists and no Event of Default has occurred, Tenant may use any excess Construction Allowance (up to a maximum of $10.00 per rentable square foot in the Premises) towards Soft Costs. Landlord will reimburse Tenant for the Soft Costs (subject to the cap described above) within 30 days after receiving invoices therefor and supporting documentation reasonably acceptable to Landlord. The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within six months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

D-4	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

11. Test-Fit Allowance. Landlord shall provide Tenant a test-fit allowance of $0.10 per rentable square foot in the Premises (the “Test-Fit Allowance”). Within 30 days following the date on which Tenant presents Landlord with an invoice from the Architect and evidence of Tenant’s payment thereof, Landlord shall reimburse Tenant’s actual, out-of-pocket expenses incurred in connection with the Architect with respect to the Work, up to a maximum amount of the Test-Fit Allowance.

12. Right of Inspection. Landlord or its Affiliate or agent may inspect the Work and coordinate the relationship between the Work, the Project and the Building’s Systems. Any third party fees incurred by Landlord in conjunction with its construction supervision/coordination shall be paid from the Construction Allowance. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to one percent of the Total Construction Costs (exclusive of the construction supervision fee).

13. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Mike George c/o Jones Lang LaSalle 2701 Dallas Parkway, Suite 680 Dallas, TX 75093 Telephone: 972.943.9795 Email: mike.george@am.jll.com

Tenant’s Representative:

Michelle Mouly

c/o DIRTT Environmental Solutions, Ltd. 7303 30th Street SE

Calgary, Alberta Canada T2C 1N6 Telephone: 403-200-4618

Email: mmouly@dirtt.com

and

Andrea Wilkins, LEED® AP O+M, WELL AP

c/o Jones Lang LaSalle

8343 Douglas Avenue, Suite 100

Dallas, Texas 75225

Telephone : 214- 438-6517

Mobile: +1 702 277 5193

Email : andrea.wilkins@am.jll.com

14. Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8.1 and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

D-5	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

                    , 20

DIRTT Environmental Solutions, Inc.

6105 Tennyson Parkway – South Building, Suite 100

Plano, TX 75024

Re: Lease Agreement (the “Lease”) dated March 4, 2020, between TENNYSON CAMPUS OWNER, LP, a Delaware limited partnership (“Landlord”), and DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is                                , 20 .

3. Expiration Date. The Term is scheduled to expire on                            , 20 , which is the last day of the 89th full calendar month following the Commencement Date.

4. Contact Person. Tenant’s contact person in the Premises is:

DIRTT Environmental Solutions, Inc.

6105 Tennyson Parkway – South Building, Suite 100 Plano, TX 75024

Attention:

Telephone:

Email:

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

E-1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Sincerely,

JONES LANG LASALLE AMERICAS, INC., on behalf of Landlord

By:
Name:

Title:

Agreed and accepted:

DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation

By:
Name:

Title:

E-2	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT A

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

E-3	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between                                    , a                                , as Landlord, and the undersigned as Tenant, for the Premises on the                 floor(s) of the building located at                                 ,                      and commonly known as                                    , and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of , 20 , between Tenant and Landlord[‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on                                            , 20 , and the Term expires, excluding any extension options, on                                    , 20 , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                       . The current monthly installment of Basic Rent is $    .

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to Tenant’s knowledge, claims or any basis for a claim, that Tenant has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

F-1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, Tenant has not used or stored any hazardous substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

TENANT:	, a

By:
Name:
Title:

Executed as of , 20_.

F-2	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

GUARANTOR’S CONFIRMATION

The undersigned is the Guarantor under the Guaranty (defined below) executed by Guarantor in favor of                                         , a                                        , as Landlord, in connection with the Lease, and hereby certifies as follows:

1. The Guaranty consists of the original Guaranty dated as of                                , 20     , executed by Guarantor in favor of Landlord[‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Guaranty”.

2. The Guaranty is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. As of the date hereof, there are no existing defenses or offsets, or, to Guarantor’s knowledge, claims or any basis for a claim, that Guarantor has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Guaranty.

4. If Guarantor is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Guarantor hereby represents and warrants that Guarantor is and will remain during the Term a duly formed and existing entity and that Guarantor has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Guarantor is authorized to do so.

5. There are no actions pending against Guarantor under any bankruptcy or similar laws.

Guarantor acknowledges that this Guarantor’s Confirmation to the Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

GUARANTOR:	, a

By:
Name:
Title:

F-3	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT G

PARKING

Tenant shall be provided a total of 90 unreserved parking spaces in the parking facilities associated with the Building (the “Parking Area”) subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area, 54 of which shall be in the parking garage associated with the Building with the balance being in the surface lot associated with the Building. In addition, Tenant shall be provided five reserved parking spaces in the parking garage and five reserved parking spaces in the surface lot, in each case at the locations depicted in Schedule I attached hereto, and Landlord shall install visitor parking signs for each such reserved parking space, which visitor parking signs shall be mutually agreed upon by Landlord and Tenant. There shall be no separate charge for Tenant’s use of the unreserved and reserved parking spaces during the initial Term. Tenant shall be provided parking access cards for all parking spaces requiring such cards for purposes of access.

Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including designation of assigned parking spaces, requiring use of any key-card, sticker, or other identification or entrance systems and charging a fee for replacement of any such key-card sticker or other item used in connection with any such system and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, “first-come, first served” basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.

All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. If for any reason (other than a Casualty) either any of the reserved parking spaces or seventy-five percent (75%) or more of the unreserved parking spaces to which Tenant is entitled pursuant to this Exhibit are not reasonably available to Tenant, Tenant is then continuously operating at the Premises and has not abandoned or vacated the Premises or a substantial portion thereof, Tenant promptly notifies Landlord of such unavailability (including a reasonably detailed specification of the number, type and location within the Parking Area of such unavailable parking spaces), and substitute parking which is reasonably comparable to such unavailable parking (provided, however, that Landlord’s provision of valet services, at Landlord’s sole cost and expense, to Tenant’s employees and customers at reasonable times shall be deemed to satisfy such substitute parking requirement for all purposes) (“Substitute Parking”) is not made or does not become available to Tenant within forty-five (45) days following such notice (or, if Substitute Parking is not made or does not become available to Tenant within such forty- five [45] day period, such longer period as may be reasonably necessary for Landlord to make Substitute Parking available to Tenant, provided that Landlord has commenced and diligently prosecutes to completion the same), then Tenant may deliver notice of termination to Landlord within ten (10) days following the expiration of such period and this Lease shall terminate thirty (30) days following such notice of termination; provided, however, that if Substitute Parking is made or becomes available to Tenant within such thirty (30) day period, such notice of termination shall be deemed void ab initio; provided, further, that Tenant shall have no rights under this paragraph if an Event of Default exists as of any such notice or termination dates. Notwithstanding anything in this Lease to the contrary, Landlord shall have the right, at any time and from time to time, to re-stripe and/or reconfigure the Parking Area to create Substitute Parking and to make such Substitute Parking available to Tenant. Tenant’s rights pursuant to this paragraph shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord’s failure or inability to provide Tenant with the parking to which Tenant is entitled pursuant to this Lease. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

G-1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

SCHEDULE I-A

PARKING GARAGE

G-2	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

SCHEDULE 1-B

SURFACE LOT

G-3	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT H

EXTENSION OPTION

Tenant may extend the Term for one additional period of five years, by delivering written notice of the exercise thereof to Landlord not earlier than 15 months or later than 12 months before the expiration of the Term. The Basic Rent payable for each month during such extended Term (including periodic increases in same) shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in the Plano/Legacy submarket of equivalent quality, size, utility and location, with the economic concessions landlords have accepted and granted in current transactions between non-affiliated parties from non-expansion and non-equity tenants of comparable creditworthiness for a comparable use for a comparable period of time, the length of the extended Term, the credit standing of Tenant and the amount and frequency of increases in Basic Rent to be taken into account. Within 30 days after receipt of Tenant’s notice to extend, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, within 30 days following the determination of the Prevailing Rental Rate, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms and conditions provided in this Lease, except as follows:

(a) Basic Rent shall be adjusted to the Prevailing Rental Rate, with periodic increases therein as described above;

(b) Tenant shall have no further option to extend the Term unless expressly granted by Landlord in writing; and

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

If Tenant timely delivers written notice to Landlord that Tenant rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant shall be deemed to have irrevocably renewed the Term, and the determination of the Prevailing Rental Rate shall be made by brokers as provided below. In such event, within ten days thereafter, each party shall select a licensed commercial real estate broker with at least ten years’ experience in leasing office buildings in the city or submarket in which the Premises are located (a “Qualified Broker”). The two brokers shall give their opinion of prevailing rental rates (based upon the same criteria as described in the first paragraph above) within ten days after their retention. If such brokers timely reach agreement, such agreed determination shall be the Prevailing Rental Rate for purposes of this Exhibit and shall be final and binding on Landlord and Tenant. In the event the opinions of the two brokers differ and, after good faith efforts for ten days after the expiration of such initial ten-day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third Qualified Broker. If the brokers are unable to agree upon such third Qualified Broker, then such third Qualified Broker shall be appointed by the American Arbitration Association upon the request of either Landlord or Tenant (and such appointee shall satisfy the requirement of a Qualified Broker and shall be bound by the procedures described in this paragraph). This third broker shall immediately (within five days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be the Prevailing Rental Rate for purposes of this Exhibit and shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Prevailing Rental Rate by the brokers, the parties shall equally share the costs of any third broker. The parties shall immediately execute an amendment as set forth above. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, then, at Landlord’s option, (A) Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to extend the Term; or (B) Tenant shall be deemed to have irrevocably renewed the Term and to have accepted Landlord’s determination of the Prevailing Rental Rate.

H-1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (A) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the commencement date of the extended Term, (B) this Lease or Tenant’s right to possession of any of the Premises is terminated, (C) Tenant assigns its interest in this Lease or sublets any portion of the Premises other than to a Permitted Transferee, (D) Tenant fails to lease from Landlord at least 80% of the rentable square feet leased to Tenant as of the Lease Date, (E) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the Lease Date, (F) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (G) the Guaranty fails to be effective for any reason, or if Guarantor attempts to revoke, rescind or otherwise challenge the effectiveness of the Guaranty, or if Guarantor fails or refuses to consent to the proposed lease amendment and confirm and ratify that Tenant’s obligations under the Lease, as amended by any previous amendments and the proposed lease amendment in question, are fully included in the obligations to be guaranteed by Guarantor under the Guaranty.

H-2	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT I

RIGHT OF FIRST REFUSAL

Subject to then-existing renewal or expansion options or other preferential rights of Qualtrics, LLC, its successors, assigns and subtenants (collectively, the “Priority Tenant”), if Landlord receives an offer from a third party (other than the then-current tenant or occupant therein) (a “Third Party Offer”) to lease any of the space designated on Exhibit A hereto (the “Refusal Space”) and Landlord is willing to accept the terms of such Third Party Offer and the Priority Tenant does not timely exercise its rights of first refusal with respect thereto (or, if the Priority Tenant timely exercises its rights but fails to satisfy all the conditions precedent to the Priority Tenant’s rights to lease the space which is the subject of the Third Party Offer), Landlord shall offer to lease to Tenant the Refusal Space on the same terms and conditions as the Third Party Offer; such offer shall (a) be in writing, (b) specify the part of the Refusal Space being offered to Tenant hereunder (the “Designated Refusal Space”), (c) specify the rent to be paid for the Designated Refusal Space, and (d) contain the basic terms and conditions of the Third Party Offer and the date on which the Designated Refusal Space shall be included in the Premises (the “Refusal Notice”). The Refusal Notice shall be substantially similar to the Refusal Notice attached to this Exhibit. Tenant shall notify Landlord in writing whether Tenant elects to lease the Designated Refusal Space subject to the Third Party Offer on the same terms and conditions as the Third Party Offer in the Refusal Notice, within ten business days after Landlord delivers to Tenant the Refusal Notice. If Tenant timely elects to lease the Designated Refusal Space within such ten business day period, Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Designated Refusal Space is to be included in the Premises, on the same terms as this Lease except (1) the Basic Rent and parking charges shall be the amounts specified in the Refusal Notice, (2) the term for the Designated Refusal Space shall be that specified in the Refusal Notice, (3) Tenant shall lease the Designated Refusal Space in an “AS-IS” condition, (4) Landlord shall not be required to perform any work therein, (5) Landlord shall not provide to Tenant any allowances other than those contained in the Third Party Offer (e.g., moving allowance, construction allowance, and the like) if any, and (6) other terms set forth in the Lease which are inconsistent with the terms of the Refusal Notice shall be modified accordingly. Notwithstanding the foregoing, if the Refusal Notice includes space in excess of the Refusal Space, Tenant must exercise its right hereunder, if at all, as to all of the space contained in the Refusal Notice. To the extent that multiple tenants have rights to lease the Refusal Space, Landlord may elect to deliver a Refusal Notice to Tenant and such third party tenants at the same time, and if both Tenant and another third party tenant accept the Refusal Notice, the party with the superior rights shall prevail.

Landlord represents to Tenant that the Priority Tenant is the only party that has a right to lease the Refusal Space which is superior to Tenant’s right to lease the Refusal Space as set forth in this Exhibit.

If Tenant fails or is unable to timely exercise its right hereunder with respect to the Designated Refusal Space, such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood Tenant’s right hereunder is a one-time right only as to each Designated Refusal Space the first time it is offered to Tenant hereunder), and Landlord may lease all or a portion of the Designated Refusal Space to third parties on such terms as Landlord may elect. For purposes hereof, if a Refusal Notice is delivered for less than all of the Refusal Space but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Refusal Space, such remaining portion of the Refusal Space shall thereafter be excluded from the provisions of this Exhibit. Unless otherwise agreed in writing by Landlord and Tenant’s real estate broker, in no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Exhibit, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.

Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (a) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the effective date of the addition of the Designated Refusal Space to the Premises, (b) this Lease or Tenant’s right to possession of any of the Premises is terminated, (c) Tenant assigns its interest in this Lease or sublets any portion of the Premises other than to a Permitted Transferee, (d) Tenant fails to lease from Landlord at least 80% of the rentable square feet leased to Tenant as of the Lease Date, (e) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the Lease Date, (f) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (g) less than two full calendar years remain in the initial Term of this Lease.

I-1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Tenant’s rights under this Exhibit shall not apply to leases that allow tenants in the Building to use such space as unfinished storage area and other temporary leases to provide temporary space to tenants that ultimately will occupy other space in the Building on a permanent basis, any management space, tenant relocation space and other building space/amenities (conference center, fitness center, etc.), including without limitation any Refusal Space that Landlord elects, in its sole discretion, to convert into common area or amenities.

I-2	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

FORM OF REFUSAL NOTICE

[Insert Date of Notice]

BY OVERNIGHT COURIER

DIRTT Environmental Solutions, Inc.

6105 Tennyson Parkway – South Building, Suite 100

Plano, TX 75024

Re:

Lease Agreement (the “Lease”) dated March 4, 2020, between TENNYSON CAMPUS OWNER, LP, a Delaware limited partnership (“Landlord”), and DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation (“Tenant”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Pursuant to the Right of First Refusal attached to the Lease, this is a Refusal Notice on Suite                . The basic terms and conditions are as follows:

LOCATION:

SIZE:	rentable square feet

BASIC RENT RATE:	Initially, $ per rentable square foot in the Designated Refusal Space, with % annual increases

TERM:

IMPROVEMENTS:

COMMENCEMENT:

PARKING TERMS:

OTHER MATERIAL TERMS:

Under the terms of the Right of First Refusal, you must exercise your rights, if at all, as to the Designated Refusal Space on the depiction attached to this Refusal Notice within ten business days after Landlord delivers such Refusal Notice. Accordingly, you have until 5:00 p.m. local time on                                         , 20_, to exercise your rights under the Right of First Refusal and accept the terms as contained herein, failing which your rights under the Right of First Refusal shall terminate and Landlord shall be free to lease the Designated Refusal Space to any third party. If possible, any earlier response would be appreciated. Please note your acceptance of this Refusal Notice shall be irrevocable and may not be rescinded.

Upon receipt of your acceptance herein, Landlord and Tenant shall execute an amendment to the Lease memorializing the terms of this Refusal Notice including the inclusion of the Designated Refusal Space in the Premises; provided, however, the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Designated Refusal Space in the Premises in accordance with this Refusal Notice.

THE FAILURE TO ACCEPT THIS REFUSAL NOTICE BY (A) DESIGNATING THE “ACCEPTED” BOX, AND (B) EXECUTING AND RETURNING THIS REFUSAL NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT’S RIGHTS

I-3	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

UNDER THE RIGHT OF FIRST REFUSAL, AND TENANT SHALL HAVE NO FURTHER RIGHTS TO THE DESIGNATED REFUSAL SPACE. THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS REFUSAL NOTICE.

Should you have any questions, do not hesitate to call.

Sincerely,

TENNYSON CAMPUS OWNER, LP, a Delaware limited partnership

By:	Tennyson Campus Owner GP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

[please check appropriate box]

ACCEPTED☐

REJECTED☐

DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation

By:

Name:

Title:

Date:

Enclosure [attach depiction of Designated Refusal Space]

I-4	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT J

GUARANTY

As a material inducement to Landlord to enter into the Lease Agreement, dated March 4, 2020 (the “Lease”), between DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation, as Tenant, and TENNYSON CAMPUS OWNER, LP, a Delaware limited partnership, as Landlord, DIRTT ENVIRONMENTAL SOLUTIONS LTD., an Alberta corporation (“Guarantor”), hereby unconditionally and irrevocably guarantees the complete and timely performance of each obligation of Tenant (and any assignee) under the Lease, and any extensions or renewals of and amendments to the Lease. This Guaranty is an absolute, primary, and continuing, guaranty of payment and performance (not collection) and is independent of Tenant’s obligations under the Lease. Guarantor (and if this Guaranty is signed by more than one person or entity, each Guarantor hereunder) shall be primarily liable, jointly and severally, with Tenant and any other guarantor of Tenant’s obligations. Guarantor waives any right to require Landlord to (a) join Tenant with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Tenant’s obligations under the Lease, (c) exercise any rights under Landlord’s remedies pursuant to the Lease, (d) take any action pursuant to applicable forcible entry and detainer statutes, or (e) pursue or exhaust any other person (including Tenant) or any other remedy in Landlord’s power.

Until all of Tenant’s obligations to Landlord have been discharged in full, Guarantor’s right of subrogation against Tenant shall be subject and subordinate to Landlord’s rights under the Lease and this Guaranty. Landlord may, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time, compromise, extend, renew or otherwise modify any or all of the terms of the Lease by amendment, novation or otherwise (including a new lease, to the extent a court of competent jurisdiction determines any of the foregoing constitutes a new lease), or fail to perfect, or fail to continue the perfection of, any security interests granted under the Lease. Without limiting the generality of the foregoing, if Tenant elects to increase the size of the leased premises, extend or renew the lease term, or otherwise expand Tenant’s obligations under the Lease, Tenant’s execution of such lease documentation shall constitute Guarantor’s consent thereto (and such increased obligations of Tenant under the Lease shall constitute a guaranteed obligation hereunder); Guarantor hereby waives any and all rights to consent thereto. Guarantor waives any right to participate in any security now or hereafter held by Landlord. Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, dishonor and notices of acceptance of this Guaranty, and waives all notices of existence, creation or incurring of new or additional obligations from Tenant to Landlord. Guarantor further waives all defenses afforded guarantors or based on suretyship or impairment of collateral under applicable Law, other than payment and performance in full of Tenant’s obligations under the Lease. The liability of Guarantor under this Guaranty will not be affected by (a) the release or discharge of Tenant from, or impairment, limitation or modification of, Tenant’s obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (b) the rejection or disaffirmance of the Lease in any such proceeding; or (c) the cessation from any cause whatsoever of the liability of Tenant under the Lease.

Guarantor shall not, without the prior written consent of Landlord, (a) assign or transfer this Guaranty or any estate or interest herein, whether directly or by operation of law, (b) permit any other entity to become Guarantor hereunder by merger, consolidation, or other reorganization, (c) if Guarantor is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Guarantor so as to result in a change in the current direct or indirect control of Guarantor, or (d) sell or otherwise transfer, in one or more transactions, a majority of Tenant’s assets. If Guarantor violates the foregoing restrictions or otherwise defaults under this Guaranty, Landlord shall have all available remedies at law and in equity against Guarantor and Tenant. Without limiting the generality of the foregoing, Landlord may (1) declare an immediate Event of Default under the Lease, (2) require Guarantor and/or Tenant (at Landlord’s election) to deliver to Landlord additional security for the obligations of Tenant and Guarantor under the Lease and the Guaranty, respectively, which additional security may be in the form of an irrevocable letter of credit in form and substance satisfactory to Landlord, and in an amount to be determined by Landlord in its sole and absolute discretion, and (3) increase the amount of Basic Rent payable by Tenant under the Lease by 150% of the Basic Rent otherwise payable under the Lease to compensate Landlord, for among other things, the reasonable estimate in the diminution in the fair market value of the Project. Landlord and Tenant agree that Landlord’s damages resulting from Guarantor’s default under this Guaranty are difficult, if not impossible, to determine and the Basic Rent increase as provided above is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Any and all remedies set forth in this Guaranty:

J-1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

(A) shall be in addition to any and all other remedies Landlord may have at law or in equity, (B) shall be cumulative, and (C) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. However, Guarantor may permit any other entity to become Guarantor hereunder and/or permit the transfer of an ownership interest in Guarantor (each a “Permitted Guarantor Change”) without the written consent of Landlord, provided the new Guarantor is:

(4) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Guarantor, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Guarantor’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the proposed transferee satisfies the Tangible Net Worth/Credit Threshold as of the effective date of the Permitted Guarantor Change; or

(5) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Guarantor’s assets, so long as (A) Guarantor’s obligations hereunder are assumed by the entity acquiring such assets; and (B) the proposed transferee satisfies the Tangible Net Worth/Credit Threshold as of the effective date of the Permitted Guarantor Change.

Guarantor shall promptly notify Landlord of any such Permitted Guarantor Change. Guarantor shall remain liable for the performance of all of the obligations of Guarantor hereunder, or if Guarantor no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Guarantor hereunder. No later than ten days after the effective date of any Permitted Guarantor Change, Guarantor agrees to furnish Landlord with (i) copies of the instrument effecting any of the foregoing Permitted Guarantor Changes, and (ii) documentation establishing Guarantor’s satisfaction of the requirements set forth above applicable to any such Permitted Guarantor Change.

Guarantor represents and warrants, as a material inducement to Landlord to enter into the Lease, that (a) this Guaranty and each instrument securing this Guaranty have been duly executed and delivered and constitute legally enforceable obligations of Guarantor; (b) there is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor, at law or in equity, or before or by any governmental authority, which might result in any materially adverse change in Guarantor’s business or financial condition; (c) execution of this Guaranty will not render Guarantor insolvent; (d) Guarantor expects to receive substantial benefits from Tenant’s financial success; and (e) this Guaranty may reasonably be expected directly or indirectly to benefit Guarantor.

Guarantor shall pay to Landlord all costs incurred by Landlord in enforcing this Guaranty (including, without limitation, reasonable attorneys’ fees and expenses). The obligations of Tenant under the Lease to execute and deliver estoppel and financial statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Landlord in accordance with the terms of the Lease (except that Guarantor shall have no such obligation to deliver financial statements if Guarantor is a publicly traded entity whose financial statements are publicly available). All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Lease. All notices or other communications addressed to Guarantor shall be delivered at the address set forth below. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of Landlord’s successors and assigns.

This Guaranty will be governed by and construed in accordance with the laws of the State in which the Premises (as defined in the Lease) are located. The proper place of venue to enforce this Guaranty will be the county or district in which the Premises are located. In any legal proceeding regarding this Guaranty, including enforcement of any judgments, Guarantor irrevocably and unconditionally (a) submits to the jurisdiction of the courts of law in the county or district in which the Premises are located; (b) accepts the venue of such courts and waives and agrees not to plead any objection thereto; and (c) agrees that (1) service of process may be effected at the address specified herein, or at such other address of which Landlord has been properly notified in writing, and (2) nothing herein will affect Landlord’s right to effect service of process in any other manner permitted by applicable law.

J-2	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Guarantor acknowledges that it and its counsel have reviewed and revised this Guaranty and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Guaranty or any document executed and delivered by Guarantor in connection with the transactions contemplated by this Guaranty.

The representations, covenants and agreements set forth herein will continue and survive the termination of the Lease or this Guaranty. The masculine and neuter genders each include the masculine, feminine and neuter genders. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord. The words “Guaranty” and “guarantees” will not be interpreted to limit Guarantor’s primary obligations and liability hereunder.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAWS, GUARANTOR KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS GUARANTY, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION BETWEEN LANDLORD AND GUARANTOR OR ANY EXERCISE BY LANDLORD OR GUARANTOR OF ANY OF THEIR RESPECTIVE RIGHTS UNDER THIS GUARANTY OR IN ANY WAY RELATING TO THE PREMISES. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO THE LEASE. THIS WAIVER SURVIVES THE EXPIRATION OR TERMINATION OF THE LEASE AND THIS GUARANTY.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

J-3	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Executed as of the Lease Date.

DIRTT ENVIRONMENTAL SOLUTIONS LTD., an Alberta corporation

By:

Name:

Title:

Attention:

Telephone:

Email:

J-4	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Loan No. 1018484

EXHIBIT K

FORM OF SUBORDINATION AGREEMENT

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association

Commercial Real Estate Loan Administration

400 Capitol Mall, 7th Floor

Sacramento, California 95814

Attention: Eleanor Harrison

Loan No. 1018484

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT,

ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease To Security Instrument)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made as of                 , 2020, by and between TENNYSON CAMPUS OWNER, LP, a Delaware limited partnership (“Mortgagor”), DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation (“Tenant”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively with its successors or assigns, “Lender”).

R E C I T A L S

A.

Pursuant to the terms and provisions of the Lease Agreement dated March 4, 2020 (“Lease”), Tenant holds a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.

Mortgagor has executed that certain Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Security Instrument”) securing, among other things, that certain Promissory Note Secured by Deed of Trust dated October 3, 2018 (“Note”) in the principal sum of Fifty-Two Million Eight Hundred Thirty-Five Thousand Dollars ($52,835,000), in favor of Lender, evidencing a loan in that amount (“Loan”). The Security Instrument was recorded on October 10, 2018, as Document No. 20181010001265890, Collin County, Texas Official Records.

C.

As a condition to Lender making the Loan secured by the Security Instrument, Lender requires that the Security Instrument be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Security Instrument.

D.	Mortgagor and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.

K-1	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Loan No. 1018484

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Mortgagor and Tenant hereby agree for the benefit of Lender as follows:

1.	SUBORDINATION. Mortgagor and Tenant hereby agree that:

1.1

Prior Lien. The Security Instrument securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Security Instrument), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3

Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender that:

1.4

Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5

Waiver, Relinquishment and Subordination. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. Tenant acknowledges and consents to the assignment of the Lease by Mortgagor in favor of Lender.

3.	ESTOPPEL. Tenant acknowledges and represents that:

3.1

Entire Agreement. The Lease constitutes the entire agreement between Mortgagor and Tenant with respect to the Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease;

3.2	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows (if none, state “None”): NONE

3.3

No Default. To the best of Tenant’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.4

Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no amendments, modifications or additions to the Lease, written or oral; and

3.5

No Broker Liens. Neither Tenant nor Mortgagor has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows (if none, state “None”): Jones Lang LaSalle Brokerage, Inc.

4.	ADDITIONAL AGREEMENTS. Tenant covenants and agrees that, during all such times as Lender is the beneficiary under the Security Instrument:

K-2	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Loan No. 1018484

4.1

Modification, Termination and Cancellation. Tenant will not consent to: (a) any modification or amendment to the Lease without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed, if such modification or amendment would (i) shorten the term thereof or affect the area or location of the premises leased under the Lease, (ii) reduce the rent or other amounts payable by Tenant under the Lease or result in a material decrease of Tenant’s and/or the Lease Guarantor’s other payment or performance obligations thereunder or (iii) result in a increase in Landlord’s payment or performance obligations thereunder; or (b) a termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed (except for Tenant’s Lease termination and/or cancellation rights expressly set forth in the Lease, all of which are exercisable by Tenant without the consent of Lender) and will not make any payment to Mortgagor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed (except for any such payments related to Tenant’s Lease termination and/or cancellation rights expressly set forth in the Lease, all of which are payable by Tenant to Mortgagor without the consent of Lender);

4.2

Notice of Default. Tenant will notify Lender in writing concurrently with any notice given to Mortgagor of any default by Mortgagor under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Mortgagor (or any longer cure period provided to Lender under the Lease); provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period (or such longer cure period provided to Lender under the Lease), the commencement of action by Lender within such fifteen (15) day period (or such longer cure period provided to Lender under the Lease) to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;

4.3	No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4

Assignment of Rents. Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Mortgagor to collect rents, as provided in the Security Instrument, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Mortgagor is in default under the Loan and/or the Security Instrument.

5.

ATTORNMENT. In the event of a foreclosure under the Security Instrument, Tenant agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Mortgagor’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Security Instrument) as follows:

5.1	Payment of Rent. Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2

Continuation of Performance. Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Mortgagor’s interest in the Lease and giving written notice thereof to Tenant;

5.3

No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Mortgagor under the Lease (other than those offset or defense rights Tenant may have by reason of any act or omission of the then current Landlord under the Lease which first occurs (a) on or after the date a foreclosure under the Security Instrument, or deed in lieu thereof, occurs (“Transfer Date”), or (b) before the Transfer Date and which continues after the Transfer Date, provided that, prior to the Transfer Date, Tenant shall have given to Lender written notice of such act or omission and an opportunity to cure such act or omission in accordance with Section 4.2 of this Agreement), nor for the return of any sums which Tenant may have paid to Mortgagor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Mortgagor to Lender;

K-3	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Loan No. 1018484

5.4

Subsequent Transfer. If Lender, by succeeding to the interest of Mortgagor under the Lease, should become obligated to perform the covenants of Mortgagor thereunder, then, upon any further transfer of Mortgagor’s interest by Lender, all of such obligations shall terminate as to Lender;

5.5

Limitation on Lender’s Liability. Tenant agrees to look solely to Lender’s interest in the Property and the rent, income or proceeds derived therefrom for the recovery of any judgment against Lender, and in no event shall Lender or any of its affiliates, officers, directors, shareholders, partners, agents, representatives or employees ever be personally liable for any such obligation, liability or judgment; and

5.6

No Representation, Warranties or Indemnities. Lender shall not be liable with respect to any representations or warranties from Mortgagor, whether pursuant to the Lease or otherwise, including, but not limited to, any representation or warranty related to the use of the Property, compliance with zoning, landlord’s title, landlord’s authority, habitability or fitness for purposes or commercial suitability, or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any portion thereof; and Lender shall not be liable under any indemnities of Mortgagor contained in the Lease except with respect to any act or omission of Lender occurring on or after the Transfer Date.

6.

NON-DISTURBANCE. In the event of a foreclosure under the Security Instrument, so long as there shall then exist no breach, default, or event of default on the part of Tenant under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender (on behalf of itself and its successors and assigns) hereby agrees that it shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Tenant and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property; and any right of first refusal to purchase with respect to the Property

7.	MISCELLANEOUS.

7.1

Remedies Cumulative. All rights of Lender under this Agreement, including, without limitation, all rights of Lender herein to collect rents on behalf of Mortgagor under the Lease, are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Mortgagor or others.

7.2

Notices. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Mortgagor:	Tennyson Campus Owner, LP c/o Spear Street Capital, LLC One Market Plaza Spear Tower, Suite 4125 San Francisco, California 94105 Attention: John S. Grassi

Tenant:	DIRTT Environmental Solutions, Inc. 6105 Tennyson Parkway – South Building, Suite 100 Plano, TX 75024 Attention: Property Manager

K-4	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Loan No. 1018484

With a copy to: DIRTT Environmental Solutions Ltd. 7303 30th Street SE Calgary, Alberta Canada T2C 1N6 Attention: Michelle Mouly

Lender:	Wells Fargo Bank, National Association Commercial Real Estate Loan Administration 400 Capitol Mall, 7th Floor Sacramento, California 95814 Attention: Eleanor Harrison Loan #: 1018484

With a copy to:	Wells Fargo Bank, National Association Minneapolis Loan Center 600 South 4th Street, 9th Floor Minneapolis, MN 55415 Attention: Shawn Foss Loan #: 1018484

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove.

7.3

Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

7.4	Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

7.5

Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.6	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

[Signatures follow on next page]

K-5	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Loan No. 1018484

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:

THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“MORTGAGOR” TENNYSON CAMPUS OWNER, LP, a Delaware limited partnership

By:	Tennyson Campus Owner GP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

“LENDER” WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:	Richard W. Daniel
Title:	Senior Vice President

“TENANT” DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation

By:
Name:
Title:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

K-6	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

Loan No. 1018484

LEASE GUARANTOR’S CONSENT

The undersigned (“Lease Guarantor”) consents to the foregoing Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement and the transactions contemplated thereby and reaffirms its obligations under the Guaranty (“Lease Guaranty”) dated March 4, 2020. Lease Guarantor further reaffirms that its obligations under the Lease Guaranty are separate and distinct from Tenant’s obligations.

AGREED:

Dated as of:	“LEASE GUARANTOR”

DIRTT ENVIRONMENTAL SOLUTIONS LTD., an Alberta corporation

By:
Name:
Title:

K-7	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT A

LOAN NO. 1018484

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of                     , 2020, executed by TENNYSON CAMPUS OWNER, LP, a Delaware limited partnership, as “Mortgagor”, DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation, as “Tenant”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”.

All that certain real property located in the City of Plano, County of Collin, State of Texas, and more particularly described as follows:

TRACT 1 (FEE SIMPLE):

BEING a tract of land situated in the Henry Cook Survey, Abstract No. 183, City of Plano, Collin County, Texas and being all of Lot 2R, Block A of ERICSSON VILLAGE ADDITION, LOTS 2R AND 3, BLOCK A, an addition to the City of Plano, Texas, according to the plat thereof recorded in Instrument No. 20150623010002250, Cabinet 2015, Page 346, Official Public Records of Collin County, Texas, and being part of a tract of land described in Warranty Deed to Ericsson Inc. recorded in Instrument No. 20150610000691140, Official Public Records of Collin County, Texas, and being more particularly described as follows:

BEGINNING at a 5/8” iron rod with “KHA” cap set at the northeast corner of a right-of-way corner clip at the intersection of the north right-of-way line of Tennyson Parkway (a variable width right-of-way) and the west right-of-way line of Communications Parkway (a variable width right-of-way);

THENCE with said right-of-way corner clip, South 44°27’49” West, a distance of 35.24 feet to a 5/8” iron rod with “KHA” cap set in the said north right-of-way line of Tennyson Parkway;

THENCE with said north right-of-way line of Tennyson Parkway, the following courses and distances:

South 89°38’50” West, a distance of 175.00 feet to a 1/2” iron rod with “Pacheco Koch” cap found for corner;

South 88°01’19” West, a distance of 150.06 feet to a 1/2” iron rod with “Halff” cap found for corner;

South 89°38’50” West, a distance of 8.53 feet to a 5/8” iron rod with “KHA” cap set for corner; from which a 1/2” iron rod with “Halff” cap found for reference bears South 82°27’ East, a distance of 0.5 feet;

North 84°38’33” West, a distance of 110.55 feet to a standard City of Plano concrete monument found for corner;

South 89°38’48” West, a distance of 78.96 feet to a 5/8” iron rod with “KHA” cap set at the beginning of a tangent curve to the left having a central angle of 1°13’29”, a radius of 1121.75 feet, a chord bearing and distance of South 89°02’03” West, 23.98 feet;

In a southwesterly direction, with said curve to the left, an arc distance of 23.98 feet to an “X” cut in concrete found for corner in the east line of Lot 1, Block A of Ericsson Village, Lot 1, Block A, an addition to the City of Plano, Texas, according to the plat recorded in Instrument No. 20081202010004190, Official Public Records of Collin County, Texas and being the southwest corner of said Lot 2R;

THENCE departing said north right-of-way line of Tennyson Parkway and with said east line of Lot 1, the following courses and distances:

K-8	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

EXHIBIT A

LOAN NO. 1018484

North 0°32’33” West, a distance of 115.31 feet to a 5/8” iron rod with “KHA” cap found for corner;

North 4°01’54” West, a distance of 63.20 feet to a 5/8” iron rod with “KHA” cap found at the beginning of a tangent curve to the left having a central angle of 53°00’20”, a radius of 600.00 feet, a chord bearing and distance of

North 30°32’05” West, 535.49 feet;

In a northwesterly direction, with said curve to the left, an arc distance of 555.07 feet to a 5/8” iron rod with “KHA” cap found at the end of said curve;

North 0°32’33” West, a distance of 3.73 feet to a 5/8” iron rod with “KHA” cap set for the southwest corner of said Lot 3;

THENCE departing said east line of Lot 1 and with the south line of said Lot 3, the following courses and distances:

North 66°12’39” East, a distance of 795.62 feet to an “X” cut in concrete found for corner;

South 37°14’47” East, a distance of 66.07 feet to an “X” cut in concrete found for corner;

North 89°17’30” East, a distance of 73.88 feet to an “X” cut in concrete found for corner in said west right-of-way line of Communications Parkway and being the southeast corner of said Lot 3;

THENCE with said west right-of-way line of Communications Parkway, the following courses and distances:

South 0°43’08” East, a distance of 565.56 feet to a 5/8” iron rod with “KHA” cap set for corner;

South 0°54’14” West, a distance of 150.06 feet to a 5/8” iron rod with “KHA” cap found for corner;

South 0°43’12” East, a distance of 174.99 feet to the POINT OF BEGINNING and containing 12.885 acres or 561,275 square feet of land.

TRACT 2: (Non-Exclusive Easement)

Non-exclusive easement rights as set out in Access Easement Agreement by and between ERICSSON, INC. and ERICSSON REAL ESTATE HOLDING, INC., dated 04/01/2012, filed 02/28/2013, recorded in cc# 20130228000273100, Real Property Records, Collin County, Texas.

TRACT 3: (Non-Exclusive Easement)

Non-exclusive easement rights as set out in Access Easement Agreement by and between ERICSSON, INC. and ERICSSON REAL ESTATE HOLDING, INC., dated 04/01/2012, filed 02/28/2013, recorded in cc# 20130228000273110, Real Property Records, Collin County, Texas.

K-9	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

LOAN NO. 1018484

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss
COUNTY OF	)

On                         , before me,                         , Notary Public, personally appeared                          and                          who proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                         .

K-10	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2

LOAN NO. 1018484

STATE OF	)
) ss
COUNTY OF	)

This instrument was acknowledged before me on                     , 2020 by                     , the                      of                                         , a                              .

WITNESS my hand and official seal.

Notary Public, State of

My Commission expires:

[SEAL]

K-11	6105 TENNYSON PARKWAY – SOUTH BUILDING PLANO, TX 75024 4812-0074-7958.V2